Exhibit 99.2

Amended and Restated Put Option Agreement
THIS AGREEMENT was originally made and entered into on 1st March 2017 as amended and restated on 2nd April 2020 by and between the Holder, the Calculation Agent and the Grantor (each as defined below, together with its Affiliates, successors, endorsees and assigns).
WHEREAS, the Holder has requested that the Grantor grant to the Holder an option to sell to the Grantor the Relevant Securities of the Companies, the Grantor has agreed to grant the Holder the requested option.
IN CONSIDERATION OF the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties hereto agrees as follows:
A. DEFINITIONS
Principal Parties and Particulars	:		For purposes of this Agreement:
		•	“Calculation Agent” means the Holder.
		•	“Holder” means Evenstar Master Fund SPC, on behalf of Evenstar Master Sub-Fund I Segregated Portfolio.
		•	“Grantor” means STONELEIGH INT’L LIMITED.
Securities and Exchanges	:		For purposes of this Agreement:
		•	“Cash Settlement Option” means the irrevocable option granted to the Holder to require the Grantor to pay the Holder the relevant Cash Settlement Amount on the terms and conditions set forth herein.
•
“Collateral” means the assets delivered by the Grantor (if any) in order to secure the due and punctual performance of the Grantor’s payment and non-payment Obligations hereunder on the terms and conditions set forth herein.

		•	“Company” means any one or more companies or corporations accepted by the Holder (in its absolute and sole discretion) from time to time hereunder.
•
“Depositary Receipts” means the securities representing the interests in the Relevant Securities at such time deposited or deemed to be deposited under one or more deposit agreements and all other securities, property and cash received by the depositary or the custodian in respect thereof.

		•	“Option” means the Put Option and the Cash Settlement Option.
		•	“Option Securities” means the Relevant Securities and the Depositary Receipts (if any) that are subject to this Agreement.
		•	“OTC” or “Over-the-Counter” means privately negotiated transactions that may not be registered under the relevant securities Laws.
		•	“Put Option” means the irrevocable put option granted to the Holder to sell the Option Securities to the Grantor on the terms and conditions set forth herein.
•
“Relevant Securities” means the (i) issued and fully paid up shares in the share capital of any Company, (ii) any other securities or financial instruments linked to such Companies, including (without limitation) hybrid securities, debt securities, options, warrants and/or other derivative instruments and structured products, and/or (iii) any other financial instruments accepted by the Holder (in its absolute and sole discretion) from time to time hereunder.

•
“Relevant Securities Exchange” means at any time, in respect of the Option Securities that are listed or dealt in on a stock exchange or a regulated market, the principal stock exchange or regulated market of the relevant Option Securities, and in respect of the Option Securities that are not listed or dealt in on a stock exchange or a regulated market but which are traded OTC, the principal market maker(s) of the relevant Option Securities.

Dates and Time Periods	:		For purposes of this Agreement:
		•	“Agreement Date” means the date of this Agreement.

•
“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for general business in Hong Kong, Singapore, London and New York and on which the Relevant Securities Exchange is open for business and the Option Securities may be dealt-in on the Relevant Securities Exchange.

•
“Dealing Day” means a day on which (i) the Relevant Securities Exchange is open for business and the Option Securities may be traded, dealt-in or quoted on the Relevant Securities Exchange, and (ii) the value of the Option Securities are determined and readily available in accordance with the method and/or principles such value are customarily determined.

		•	“Designation Period” means the period commencing on and after the Agreement Date up to the close of business on the Exercise Termination Date.
•
“Exercise Commencement Date” means six (6) months after the Agreement Date, provided that in the event that a Company is subject to a Restructuring, the Exercise Commencement Date shall commence on the date on which such Restructuring is completed as agreed between the Holder and the Grantor.

		•	“Exercise Date(s)” means the date (which may be more than one) of the relevant Exercise Notice.
		•	“Exercise Termination Date” means five (5) Business Days prior to the Expiration Date.
•
“Expiration Date” means thirty six (36) months after the Agreement Date, provided, however, that (A) in the event that a Company is subject to a Restructuring, the Expiration Date shall be extended to the date falling thirty (30) months after the Exercise Commencement Date and (B) the Holder shall additionally (in its absolute and sole discretion) have the option to extend the Expiration Date two (2) time, each by twelve (12) months by notice to the Grantor prior to the date falling five (5) Business Days prior to the then-current Expiration Date, all subject to the adjustments set forth herein.

•
“Option Closing Date(s)” means the date (which may be more than one) for the closing as set forth in the relevant Exercise Notice, which date shall not be less than two (2) Dealings Days nor more than five (5) Dealing Days from the relevant Exercise Date.

•
“Option Period” means (i) the period commencing on and after the Exercise Commencement Date up to the close of business on the Exercise Termination Date, and (ii) the period (which may be more than one) commencing on and after the date an Event of Default has occurred up to the later of (a) close of business forty-five (45) Business Days after such Event of Default has been cured to the Holder’s satisfaction, and (b) close of business six (6) months after the Holder became aware of the occurrence of the Event of Default, all subject to the adjustments set forth herein.

		•	“Relevant Period” means the period commencing on and after the Agreement Date up to the close of business on the date of Full Satisfaction.
Price, Amounts and Limits	:		For purposes of this Agreement:
•
“Aggregate Designation Amount” means an amount in the Base Currency equal to (i) the aggregate of all the relevant Designation Amounts minus (ii) an amount equal to the product of (a) the number of Option Securities of the same financial instrument that are de-designated and not subject to this Agreement, and (b) the relevant De-designation Price per each such Option Securities.

•
“Aggregate Exercise Amount” means, with respect to all the relevant Option Securities that are subject to this Agreement as of any Dealing Day, an amount in the Base Currency equal to (i) the Aggregate Designation Amount plus (ii) an amount equal to four percent (4%) per annum of the Aggregate Designation Amount calculated (a) on the basis of a 360-day year for the actual number of days involved, and (b) for each day from the Agreement Date up to and including the relevant Option Closing Date.
•
“Aggregate Market Amount” means an amount in the Base Currency equal to (i) the aggregate of all the relevant Market Amounts minus (ii) an amount equal to the product of (a) the number of Option Securities of the same financial instrument that are de-designated and not subject to this Agreement, and (b) the relevant De-designation Price per each such Option Securities.

•	“Base Currency” means U.S. dollars.
•	“Cash Settlement Amount” means an amount in the Base Currency equal to (i) the Aggregate Exercise Amount minus (ii) the Aggregate Market Amount.
•
“Costs and Expenses” mean any and all present and future costs, fees, charges, Liabilities and expenses of all kinds (including, without limitation, the Transaction Costs, the Indemnities, Taxes, all legal, accounting, financial advisory and other professional fees & disbursements, travel and other out-of-pocket fees and expenses), whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct, indirect or consequential, in what capacity and however, whenever or wherever incurred and to be incurred by any Group Party under any Transaction Document, including (without limitation) in connection with (i) the evaluation, negotiation, preparation, execution and delivery of the Transaction Document and any amendment or supplement thereto; (ii) all stamp duty, registration and other Taxes payable in respect of the Transaction Document and all transactions contemplated thereunder; (iii) the performance by the Group Party of its functions under, and in any other manner in relation to, the Transaction Document; (iv) the enforcement of, or preservation of, any rights under the Transaction Document; (v) any investigation as to whether or not an Event of Default have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default; and (vi) all other costs and expenses incurred and to be incurred by any Group Party under the Transaction Document.

•
“De-designation Price” means, with respect to the relevant Option Securities as of any Dealing Day, an amount in the Base Currency equal to the lower of (i) the sales price (net of all Transaction Costs) for the relevant Option Securities, and (ii) a price for the relevant Option Securities de-designated by the Holder (in its absolute and sole discretion); provided, however, that the price de-designated by the Holder shall not be lower than the lowest traded price, lowest available known price, the last available bid price, the lowest available price quoted by any Person making a market in the relevant Option Securities or any other price deemed appropriate by the Holder during the Dealing Day the relevant Option Securities are de-designated by the Holder as Option Securities hereunder.

•
“Designation Price” means, with respect to the relevant Option Securities as of any Dealing Day, an amount in the Base Currency equal to the higher of (i) the purchase price (including all Transaction Costs) for the relevant Option Securities, and (ii) a price for the relevant Option Securities designated by the Holder (in its absolute and sole discretion); provided, however, that the price designated by the Holder shall not be higher than the highest traded price, highest available known price, the last available asked price, the highest available price quoted by any Person making a market in the relevant Option Securities or any other price deemed appropriate by the Holder during the Dealing Day the relevant Option Securities are designated by the Holder as Option Securities hereunder; provided, further, that the initial Designation Price will be subject to adjustments set forth herein.

•
“Designation Amount” means, with respect to the relevant Option Securities as of any Dealing Day, an amount in the Base Currency equal to (i) an amount equal to the product of (a) the number of outstanding Option Securities of the same financial instrument that are subject to this Agreement, and (b) the relevant

Designation Price per each such Option Securities, minus (ii) an amount equal to the product of (a) the number of Option Securities of such financial instrument that are de-designated and not subject to this Agreement, and (b) the relevant De-designation Price per each such Option Securities.

•
“Exercise Amount” means, with respect to the relevant Option Securities that are the same financial instrument and are subject to this Agreement as of any Dealing Day, an amount in the Base Currency equal to (i) the Aggregate Designation Amount plus (ii) an amount equal to four percent (4%) per annum of the Aggregate Designation Amount calculated (a) on the basis of a 360-day year for the actual number of days involved, and (b) for each day from the Agreement Date up to and including the relevant Option Closing Date.

•
“Indemnities” means any and all present and future indemnitee of all kinds of the Grantor and its Affiliates to any Group Party, whether due or to become due, secured or unsecured, absolute or contingent, joint or several, in what capacity and however or whenever incurred by any Group Party, including (without limitation) the indemnities under the provisions of this Agreement.

•
“Liabilities” means any and all present and future Liabilities, Obligations, losses, actions, claims, demands, suits, proceedings, judgments, penalties, fines, damages, amounts paid in settlement, Costs and Expenses and other Liabilities and disbursements of any kind or nature, whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct, indirect or consequential, in what capacity and however, whenever or whereever incurred, including (for the avoidance of doubt and without limitation) all charges and penalties in relation thereto suffered, imposed upon or incurred in connection therewith.

•
“Market Amount” means, with respect to the relevant Option Securities as of any Dealing Day, an amount in the Base Currency equal to (i) an amount equal to the product of (a) the number of outstanding Option Securities of the same financial instrument that are subject to this Agreement, and (b) the Value of the relevant Option Security for any fifteen (15) Dealing Days selected by the Holder from the period commencing ninety (90) Dealing Days before and ninety (90) Dealing Days after (such period to be extended by the number of days of default) the relevant Exercise Date or the date one or more of the Event of Default has occurred (as the case may be) minus (ii) an amount equal to the product of (a) the number of Option Securities of the same financial instrument that are de-designated and not subject to this Agreement, and (b) the relevant De-designation Price per each such Option Securities.

•	“Maximum Amount” means $450,000,000, or a lesser amount as agreed between the parties from time to time, denominated in the Base Currency.
•	“Premium” means an amount in the Base Currency initially equal to fifty percent (50%) of (i) the Aggregate Market Amount minus (ii) the Aggregate Designated Amount.
•
“Prevailing Rate” means, on any date, the last quoted corresponding Base Currency spot rate of exchange applicable to each Option Security as determined the Holder (in its absolute and sole discretion).

•
“Taxes” means any and all present and future taxes, levies, imposts, duties, assessments, deductions, withholdings, fees, Liabilities and other charges of whatever nature and whatever called, by whomsoever and however, whenever or wherever imposed, levied, collected, withheld or assessed, including (without limitation) stamp duties, registration, sales taxes, transaction taxes, withholding taxes, duties, income taxes, corporate taxes, capital gains taxes and value added taxes.

•
“Transaction Costs” mean all Costs and Expense relating to any transactions in the Option Securities effected by the Holder hereunder, including (without limitation) Taxes, commissions, brokerage and/or other fees and expenses of any

Laws and Regulations brokers, custodians, agents, nominees and any other third parties (including Group Parties) at customary full-service rates and bank charges, transfer fees, registration fees, stock settlement fees, interest, levies and other handling costs or expenses incurred in respect of or connected with any Option Securities.

•
“Value” means, for any Option Security, the price or value of the relevant Option Security as calculated and determined by the Holder in accordance with the Valuation Principles and Valuation Methodology set forth under the heading “Determination of NAV” in the most recent Confidential Memorandum applicable to the Holder; any amounts so calculated and determined in a currency other than the Base Currency shall be converted by the Holder into the Base Currency at foreign exchange rate(s) in accordance with such principles and methodology.

Laws and Regulations	:	•
 “Governmental Authority” means any government or any governmental agency, semi-governmental or judicial entity or authority, including (without limitation) any stock exchange or any self-regulatory organization established under statute.

•
“Governmental Authorizations” means any and all permits, licenses, certificates, consents, clearances, approvals, authorizations, plans, directives, orders, filings, registrations or qualifications of, from or with any Governmental Authority.

•
“Laws” means all laws, rules, regulations, policies and guidelines promulgated, adopted and/or amended, from time to time, by Governmental Authorities of all relevant jurisdictions that are applicable, including (without limitation) any applicable regulatory interpretations and court decisions.

Others	:		For purposes of this Agreement:
•
“Affiliate” means, with respect to any specified Person, any other Person (directly or indirectly, through one or more intermediaries) which controls, or is controlled by, or is under common Control with, such specified Person; and the term “affiliated” shall be construed accordingly.

		•	“Agreement” means this agreement, as amended, supplemented, replaced, renewed, extended, restated or otherwise modified from time to time.
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“Control” means, when used with respect to any specified Person, the power to direct the management and policies of such Person (directly or indirectly, through one or more intermediaries) whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall be construed accordingly.

		•	“Events of Default” means any event or circumstance (whatever the reason for such Event of Default) set out in this Agreement.
•
“Exercise Notice(s)” means the written notice (which may be more than one) by the Holder to the Grantor of its intent to exercise the Option, which notice may be by facsimile, telex, electronic mail or other electronic transmission, letter or otherwise and shall specify, among other things, (i) the Exercise Date; (ii) the type of Option(s) exercised; (iii) the number of Option Securities exercised; (iv) in terms of the Put Option, the form of the Option Securities to be delivered (whether in book-entry or certificated form) and if the Option Securities are listed, quoted or dealt-in in more than one Relevant Securities Exchange, the Holder may (in its absolute and sole discretion) elect to deliver the Option Securities as listed on a specified Relevant Securities Exchange, including (without limitation) the right to deliver the Option Securities in the form of Depositary Receipts, if available; (v) in terms of Cash Settlement Option, the Cash Settlement Amount, if determined; (vi) the account details of the Holder (or any transferee nominated by the Holder) to receive the Aggregate Exercise Amount and/or the Cash Settlement Amount (as the case may be); and (vii) the Option Closing Date.

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“Full Satisfaction” means when the following conditions precedent have been satisfied, in full, as determined by the Holder (in its absolute and sole discretion):  (i) the expiration of the Option Period; (ii) no event of default under the Transaction Document (including, without limitation, any Event of Default hereunder) is in existence; (iii) the Obligations (including the Obligations of performance) and all the other actual or contingent Obligations of the Grantor under the Transaction Document have been fully and timely performed and observed by the Grantor to the satisfaction of the Holder; (iv) the Obligations (including the Obligations of payment) and all other monies and Liabilities owing by the Grantor to any Group Parties under the Transaction Document have been fully and timely paid to the satisfaction of the Holder; (v) there are no rights, both present and future, of any Group Party, any Group Account or any other Person which have arisen as a result of the exercise by the Holder of any of its rights and powers under the Transaction Document; and (vi) there are no claims by and/or disputes involving any Group Party in any manner under the Transaction Document.

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“Group” means each of the Holder, the Calculation Agent, Evenstar Capital Management Ltd and Evenstar Advisors and any of its Affiliates, including (without limitation) Geminis Limited, Geminis Advisors Ltd., Geminis Capital International Ltd., Geminis Securities Ltd., Geminis Securities Nominees Limited and Geminis Asset Management Ltd. and their respective shareholders, Representatives and Affiliates.

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“Group Accounts” means each of the current and future account or fund serviced, managed and/or advised by the Group (including the Holder) or in which the Group (including the Holder) or its shareholders, Representatives and Affiliates have an interest (including, without limitation, proprietary accounts of the Group) ; and the term “Group Accounts” means the Group Accounts collectively.

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“Group Party” means each Group company, including (without limitation) the Holder, the Calculation Agent, Evenstar Capital Management Ltd and Evenstar Advisors, and any of its Affiliates, Representatives, partners, principals, shareholders, members and associated companies and their respective Affiliates, Representatives, partners, principals, shareholders, members and associated companies; and the expression “Group Party” shall, where the context permits or requires, include its successors, endorsees, assigns, delegates and any Persons deriving title thereunder.

•	“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.
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“Obligations” means any and all present and future Obligations and Liabilities of all kinds of the Grantor to any Group Parties under any Transaction Document, whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct, indirect or consequential, in what capacity and however, whenever or whereever incurred by the Grantor, including (without limitation):  (i) the payment of the Aggregate Exercise Amount and/or the Cash Settlement Amount as specified in the relevant Exercise Notice; (ii) the performance and observation of all other actual or contingent Obligations of the Grantor under the Transaction Document; (iii) the payment of all monies and Liabilities in any currency however or whenever incurred and owing by the Grantor to any Group Parties at any time (including, without limitation, the Transaction Costs, the Aggregate Exercise Amount, the Cash Settlement Amount, the Default Interest, the Indemnities, the Liquidated Damages, Taxes and Costs and Expenses and any and all interest and penalties on such monies; and (iv) any and all other monies and Liabilities incurred and owing by the Grantor under the Transaction Document.

•	“Party” means each of the Holder, the Calculation Agent and the Grantor; and the term “Parties” means the Parties collectively.
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“Person” means and includes any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation or Governmental Authority, in each case whether or not a legal entity.

•	“PRC” means the People’s Republic of China.

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“Representative” means, with respect to any specified Person, any director, principal, partner, officer, employee, personnel, contract staff, agent, adviser or other representative of such specified Person.

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“Restructuring” means the process of making changes in the composition of one or more business units of a corporate entity, whether by splitting one or more business units into separate entities, forming subsidiaries or affiliates, disposals, spin-offs, privatisations, de-listings, changes of control, mergers, takeovers and reverse takeovers, re-listings on another exchange, backdoor listings, transfers of assets to shell companies, joint ventures, consolidations, amalgamations, mergers, liquidations, dissolutions, voluntary winding-up procedures, compulsory winding-up procedures, schemes of arrangement, reorganizations or sales of all or substantially all of the assets of a company or group, distributions of assets (including profits) of a company by dividend or specie redemption or any other distributions to the shareholders and/or stakeholders in a company, any increase in the capital of a company by transfer of any surplus, binding share exchanges, creation of new shares or other process to rearrange and/or increase value to stakeholders in an entity.

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“Subsidiary” means in relation to any company or corporation, a company or corporation (i) which is controlled, directly or indirectly, by the first mentioned company or corporation; (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or (iii) which is a Subsidiary of another Subsidiary of the first mentioned company or corporation, and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

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“Transaction Document” means this Agreement and any document, instrument or agreement executed in connection herewith or pursuant hereto, as each may be amended, supplemented, replaced, renewed, extended, restated or otherwise modified from time to time.

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“under” means, with respect to any agreement (including, without limitation, any Transaction Document), any and all present and future rights, powers, remedies, acts, Obligations, Liabilities and any other terms and conditions under, incident to, in relation to, in reliance to, pursuant to, arising out of, based upon, affecting, imposed on, incurred by, resulting from or in connection with such agreement and all transactions and matters contemplated thereunder (and “hereunder”, and “thereunder” shall have meanings correlative to the foregoing).

		•	“Warranties” means the representations and warranties of the Grantor set out in this Agreement and Schedule 1 hereto.
B. GRANT OF OPTION
Grant of Option	:	•
 In consideration of the payment of the sum of HK$1.00 (receipt of which the Grantor hereby acknowledges) and in consideration of the Holder paying the Premium, if any, to the Grantor, the Grantor hereby grants to the Holder (i) the Put Option to sell any and all of the Option Securities to the Grantor, and/or (ii) the Cash Settlement Option to require the Grantor to pay the Holder the relevant Cash Settlement Amount, all on the terms and conditions set forth herein.

		•	The Grantor understands and agrees that the Holder shall have absolute and sole discretion to determine whether to exercise the Put Option, the Cash Settlement Option or any combination thereof.
		•	Nothing herein shall be construed as imposing any obligation on the Holder to exercise the Option in whole or in part.
Option Period		•	The Option may be exercised by the Holder, in whole or in part, at any time, and from time to time, during the Option Period.

Exercise Price	:	•	The Put Option shall be exercised at the Aggregate Exercise Amount for the relevant Option Securities being exercised.
		•	The Cash Settlement Option shall be exercised at the Cash Settlement Amount for the relevant Option Securities being exercised.
•
In determining the Aggregate Exercise Amount and/or the Cash Settlement Amount (as the case may be), the Holder shall (i) include all Transaction Costs (if any) for the relevant Option Securities, and (ii) make adjustments to the initial Designation Price and other terms and conditions of this Agreement and the Options as set forth herein.

Adjustments	:	•
The Holder may (in its absolute and sole discretion) adjust, vary or amend any terms and conditions of this Agreement and the Options (including, without limitation, the Designation Period, the Exercise Commencement Date, the Exercise Termination Date, the Expiration Date, the Option Period, the Aggregate Designation Amount, the Aggregate Exercise Amount, the Aggregate Market Amount, the Cash Settlement Amount, the De-designation Price, the Designation Price, the Designation Amount, the Exercise Amount, the Market Price, the Market Amount, the Maximum Amount, the Premium, the Prevailing Rate and/or the Value) as the Holder considers necessary to preserve the rights and/or economic benefits provided hereunder, including closing out or terminating all or part of the outstanding Options, in the following events:

• any event occurring in respect of the Company, the Relevant Securities or the Depositary Receipts which would ordinarily give rise to any adjustment of the exercise prices of the Options;
• any event occurring in respect of the Company, the Relevant Securities or the Depositary Receipts which would ordinarily give rise to any adjustment of the number of Option Securities;

•  any change in the number of outstanding shares of the Company by reason of a stock dividend, split-up, recapitalization, combination, consolidation, sub-division, reconstruction, exchange of shares or similar transactions or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend in the form of cash, securities or other properties;

•   the making by the Company of a bonus issue, a distribution by way of return of capital or a rights issue or a special distribution (such as a special dividend), the payment by the Company of a cash dividend or scrip dividend, or the Company otherwise altering its capital structure;

•  the Company being the subject of a takeover or the Company entering into an agreement to merge or consolidate with or acquire another entity or permitting any Person to consolidate or merge into the Company or the Company being the subject of a scheme of arrangement or the Company entering into an agreement to sell or transfer all or substantially all of its assets to another entity;

• a call being made on the Company’s partly paid shares;

•  any modification by the Company to the rights of conversion or exchange, purchase or subscription attaching to any options, rights or warrants to subscribe for or purchase shares or any securities convertible into or exchangeable for, or which carry rights to subscribe for or purchase shares of the Company (other than pursuant to and as provided in the terms and conditions of such options, rights, warrants or securities as originally issued);

•  any event occurring such that the market price of a Relevant Security or a Depositary Receipt before and after such event does not represent the same economic and/or financial participation that a holder of a Relevant Security or a

Depositary Receipt has in such event; and

•  any event or circumstance occurring in respect of the Company, the Relevant Securities or the Depositary Receipts which has or would have the effect of diluting, concentrating or adversely affecting the Option’s value or the Holder’s rights or economic benefits hereunder; and

•  any event or circumstance occurring in respect of the Company, the Relevant Securities or the Depositary Receipts which would not protect the rights of the Holder in accordance with the essential intent and principles of the Transaction Document.

C. EXERCISE OF OPTION
Exercise of Option :		•	The Option may be exercised by the Holder, in whole or in part, at any time, or from time to time, on any Dealing Day during the Option Period.
		•	If the Holder wishes to exercise the Option, the Holder shall send an Exercise Notice to the Grantor of its intention to so exercise the Option.
		•	The failure by the Grantor to receive the Exercise Notice shall not affect the validity of the Exercise Notice.
•
The Grantor hereby agrees that the Exercise Notice shall amount to an authorization from the Grantor to the Holder to execute, or procure the execution of, any and all documents necessary to effect the transfer of beneficial interest in the Option Securities to, or to the order of, the Grantor.

Closing for Put Option	:	•	On or prior to the Option Closing Date, the Grantor shall pay the Aggregate Exercise Amount for the relevant Option Securities being exercised by wire transfer to an account designated by the Holder.
•
Upon proof of payment of the Aggregate Exercise Amount for the relevant Option Securities being exercised and the performance by the Grantor of its Obligations under the Transaction Document, the Holder shall, on or prior to the Option Closing Date, take all necessary action to (i) transfer and deliver, or procure the transfer and delivery, of the Option Securities as specified by the Holder in the relevant Exercise Notice in accordance with the normal practice for settlement of transactions on the Relevant Securities Exchange and any other prevailing rules, regulations or requirements of any Governmental Authority, clearing and/or settlement systems or any other parties relevant to the transfer and delivery of the Option Securities to the Grantor (or any transferee nominated by the Grantor); and (ii) deliver any other documents reasonably required by the Grantor in order to vest the full legal and beneficial ownership of the Option Securities in the Grantor (or any transferee nominated by the Grantor) and to enable the Grantor (or any transferee nominated by the Grantor) to be registered as the holder of the Option Securities.

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If the Option Securities are listed, quoted or dealt-in in more than one Relevant Securities Exchange, the Holder may (in its absolute and sole discretion) elect to deliver the Option Securities as listed on a specified Relevant Securities Exchange, including the right to deliver the Option Securities in the form of Depositary Receipts (if available). For the avoidance of doubt, the number of Depositary Receipts that the Holder shall deliver shall be a number equal to dividing the number of Relevant Securities by the number of Relevant Securities represented by each Depositary Receipt.

Closing for Cash Settlement Option	:	•	On or prior to the Option Closing Date, the Grantor shall pay the Cash Settlement Amount for the relevant Option Securities being exercised by wire transfer to an account designated by the Holder.
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If the Option Closing Date occurs before the Cash Settlement Amount has been determined by the Holder, the Grantor shall, on or prior to the Option Closing Date, deposit with the Holder an amount in the Base Currency equal to (i) the

Expenses and Taxes / relevant Aggregate Exercise Amount minus (ii) an amount in the Base Currency equal to the product of (a) the relevant number of Option Securities, and (b) the Value of the relevant Option Securities as of the relevant Exercise Date.

•
Upon determination of the Cash Settlement Amount by the Holder, the Grantor shall pay the amount of any shortfall (if any) to the Holder no later than five (5) Business Days following the determination of the Cash Settlement Amount.

Expenses and Taxes	:	•
 The Grantor agrees, within three (3) Business Days of demand, to pay all Costs and Expenses, including (without limitation) legal and out-of-pocket fees and expenses incurred and to be incurred by the Holder and the Calculation Agent in connection with (i) the evaluation, negotiation, preparation, execution and delivery of the Transaction Document and any amendment or supplement thereto, including (without limitation) all stamp duty, registration and other similar Taxes payable in respect of the Transaction Document and all transactions contemplated thereunder; (ii) the enforcement of, or preservation of, any rights under the Transaction Document; and (iii) any investigation as to whether or not an Event of Default have occurred or is likely to occur or any steps necessary or desirable in connection with any proposal for remedying or otherwise resolving an Event of Default.

•
For the avoidance of doubt, if the Option Securities are listed, quoted or dealt-in in more than one Relevant Securities Exchange, and the Holder has (in its absolute and sole discretion) elect to deliver the Option Securities as listed on a specified Relevant Securities Exchange, including (without limitation) the right to deliver the Option Securities in the form of Depositary Receipts (if available), then the Grantor undertakes to pay for all costs, fees, charges and expenses incident to the delivery of the Option Securities in the form and as listed on a specified Relevant Securities Exchange as requested by the Holder in the relevant Exercise Notice.

Discharge of Obligations	:	•
Following Full Satisfaction, including (without limitation) the performance by the Grantor of its payment and non-payment Obligations hereunder with respect to each exercised Option, such exercised Option shall cease and all rights and Obligations in relation to that Option shall cease to exist.

Dividends	:	•
The Grantor understands and agrees that the Grantor has no rights to receive any dividends, income or distributions on the Option Securities. Such rights will accrue to the Grantor only after the satisfaction of the following conditions precedent: (i) the Holder must (at its absolute and sole discretion) exercise the Option so that the Option Closing Date falls on or before the date on which the Option Securities go ex-dividend; (ii) no Event of Default is in existence; (iii) no payment and non-payment Obligations by the Grantor to the Holder exists under the Transaction Document; and (iv) the Holder has received payment in full of the relevant Aggregate Exercise Amount on or prior to the relevant Option Closing Date.

D. DESIGNATION AND DEALING OF OPTION SECURITIES
Designation and De- Designation of Option Securities	:	•
During the Designation Period, the Holder may (in its absolute and sole discretion) at any time and from time to time (i) designate the Option Securities and the relevant Designation Price that are subject to this Agreement; provided, however, that the Aggregate Exercise Amount shall not, at any time, be more than the Maximum Amount, and/or (ii) de-designate any and all of the Option Securities as Option Securities that are subject to this Agreement at the relevant De-designation Price.

•
Subject to the terms and conditions hereof, the Grantor understands, acknowledges and agrees that, during the Designation Period, the Holder shall have the absolute and sole discretion, authority and flexibility to:

• execute transactions in all asset classes across the capital structure with varying risk, liquidity and time-horizon profiles;

•  execute transactions denominated in any currency and in any market or instrument, including (without limitation) (i) issued and fully paid up shares in the share capital of any Company, (ii) any other securities or financial instruments linked to such Companies, including (without limitation) hybrid securities, debt securities, options, warrants and/or other derivative instruments and structured products, (iv) structured and privately negotiated transactions with public or private persons or entities, and/or (iv) any other financial instruments accepted by the Holder (in its absolute and sole discretion) from time to time;

•  select brokers-dealers (which may be Other Group Parties) to effect transactions and to place and/or execute transactions with respect to all factors, including (without limitation) the timing, frequency, quantity, currency, method, form, manner, dealing practice, counterparty and exchange/market of the transactions;

• utilize financial instruments and techniques for hedging purposes or as part of its trading strategies;

•  lend the Option Securities in the ordinary course of its business, including (without limitation) to lend the Option Securities to attempt to increase income through the receipt of interest on the loan; and/or

•  deal in and with any of the Option Securities, including (without limitation) to transfer (including designating and/or de-designating Option Securities from and/or to the accounts of the Holder and/or other Group Parties), buy, invest in, hold, lend, sell (including short sales), dispose of (including entering into repurchase and reverse repurchase agreements), exchange or otherwise deal in any manner in and with any or the Option Securities.

Confirmation	:	•
Upon the written request by the Grantor, the Holder shall provide the Grantor statement(s) relating to any transactions and/or dealings in the Option Securities executed by the Holder under the Transaction Document.

		•	Only the transactions and/or dealings appearing on such statement(s) shall be deemed as a valid and relevant transactions and/or dealings of the Option Securities under the Transaction Document.
		•	Such statement(s) shall be in the form and contain the information as the Holder may (in its absolute and sole discretion) from time to time determine.
•
Every transaction and/or dealing indicated or referred to in the statement(s) and/or any Transaction Document shall be deemed and treated as authorized and correct and as ratified and confirmed by the Grantor.

E. DETERMINATION AND PAYMENT OF PREMIUM
Premium	:	•
The Holder shall transfer the Premium (if any) to an account designated by the Grantor within ten (10) Business Days of the Expiration Date only after the satisfaction of the following conditions precedent:  (i) the Holder has elected not to exercise the Option in whole, (ii) no Event of Default is in existence, (iii) no payment and non-payment Obligations by the Grantor to the Holder exists under the Transaction Document, (iv) the Aggregate Market Amount exceeds the Aggregate Exercise Amount, and (v) the Holder has received cash for all the Option Securities disposed.

Netting-off	:	•
Notwithstanding anything contained in the Transaction Document or in any other agreement between the Grantor and any Group Party or any Group Account, the Grantor agrees that the Holder (for itself and as agent on behalf of any Group Party or any Group Account) may, without any notice, consent or approval required from the Grantor, set off, withhold, apply and/or transfer (as the case may be) any securities, receivables or monies (including, without limitation, the Premium) held by the Holder against and in whole or partial payment of any payment or non-payment Obligations owed to the Holder or any Group Party or any Group Account by the Grantor under the Transaction Document or any other agreement between the Grantor and any Group Party or any Group Account in such order or manner as the Holder may elect.

•
In the event if such Obligations owed to the Holder or any Group Party or any Group Account is greater than the amount of netting-off, the Grantor shall remain liable for any amounts owed and outstanding after such netting-off. For the avoidance of doubt, the netting-off may not constitute a complete discharge of the Grantor’s Obligations to the Holder, any Group Party or any Group Account, unless otherwise specified by the Holder in writing.

F. SECURITY
Collateral	:	•
In the event that the Aggregate Market Amount, as conclusively determined by the Holder, falls below the then Aggregate Exercise Amount by more than twenty percent (20%), the Holder may (in its absolute and sole discretion) request at any time, or from time to time, that the Grantor deliver, within five (5) Business Days, Collateral in form and substance satisfactory to the Holder (in its absolute and sole discretion) to the Holder, or a custodian designated by the Holder, as collateral to ensure that the collateral value equals the shortfall of the Aggregate Market Amount from the then Aggregate Exercise Amount. Such Collateral may comprise cash, listed securities, unlisted securities or any other type of property held subject to a security interest and escrow arrangement. In the event that Collateral comprises assets for which there is no liquid market or limited liquidity (“Limited Liquidity Assets”), the Holder may agree a delivery period of longer than five (5) Business Days.

•
The Holder shall (in its absolute and sole discretion) determine the value of the Collateral; provided, however, that (1) the Holder shall use the market quote whenever available and reliable but may incorporate discounts to address uncertainty about liquidity, volatility, credit and other risks and (2) in respect of Limited Liquidity Assets, the Grantor may provide to the Holder valuations for such assets before or after they are delivered to the Holder.

•
In the event that the Holder does not exercise its right to request Collateral to be delivered to it from the Grantor, or is undercollateralized at any time, its right to request Collateral may be exercised at any time in the future to make up for any deficit in Collateral held by the Holder. The Grantor agrees to deliver sufficient Collateral at all times.

•
To the extent that the Collateral includes securities issued by a Company, unless otherwise agreed between the parties such securities shall not be sold, traded, transferred or otherwise dealt with until such time as the Put Option is exercised.

Dividends	:	•	Any cash dividends, share dividends or dividends in specie received shall form part of the Collateral.
		•	In the event of a script dividend received, the Holder shall have the right to determine to receive such dividends in share or in cash, and treated in accordance with this provision.
Further Agreements	:	•
 The Holder shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral or any security herefore, which the Grantor agrees, and undertakes to do at the Grantor’s expense, but the Holder may (in its absolute and sole discretion) do so at any time.

•
In the event the Holder shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security herefore, the Grantor, upon demand of the Holder, shall pay to the Holder the full amount thereof with interest at a rate per annum equal to ten percent (10%) per annum.
Remedies	:	•
Upon the occurrence of an Event of Default, the Holder shall have and may exercise with reference to the Collateral any or all of the rights and remedies hereunder or under any applicable Laws, including (without limitation) the right and power to sell, or otherwise dispose of, lease or otherwise utilize the Collateral and any part thereof in any manner, and to apply the proceeds thereof toward payment of any Costs and Expenses incurred by the Holder and toward payment of the payment or non-payment Obligations owed to the Holder under the Transaction Document in such order or manner as the Holder may elect.

•
To the extent permitted by applicable Laws, the Grantor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Grantor or formalities prescribed by applicable rules and regulations relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Holder.

•
Notwithstanding the foregoing and to the extent that Collateral is comprised of Limited Liquidity Assets, the parties agree that the time period within which the Holder may sell, or otherwise dispose of, lease or otherwise utilize the Collateral comprised of Limited Liquidity Assets shall be extended to such time period as the parties reasonably agree is necessary to maximise realised value, provided that the Grantor may agree to transfer Collateral comprised of Limited Liquidity Assets to the Holder for fair value or otherwise assist in the disposition of the same.

Delivery	:	•	The Collateral shall be delivered with all right, title and interest;
•
The Collateral shall be deemed to have been delivered upon delivery of duly executed instrument(s) of transfer and contract notes (together with the relevant share certificate(s)) and such other instruments as may be requisite to vest full right, title and interest thereto; or by such other means as may be agreed; and

		•	The Grantor has paid in full of the aforementioned expenses (including not limited to the Holder’s expenses) in connection with each delivery of the Collateral.
Release	:	•
 At the sole opinion of the Holder, upon (i) the full exercise, closing and completion of the Options, and/or the full disposal of the Option Securities, and (ii) No Events of Default has occurred and is occurring, the Holder shall release all Collateral to an account designated by the Grantor within five (5) Business Days of instruction from the Grantor.

Voting Rights	:	•
The Holder shall use its utmost endeavor to pass-through all voting rights arising from the Collateral to the Grantor, to assist and to work with the Grantor in taking the Grantor’s instructions in regards to such voting rights.

G. OTHER KEY TERMS AND CONDITIONS
Advances	:	•
In respect of any amount of Collateral (the “Collateral Amount”) delivered by the Grantor to the Holder, the Holder may agree to make an advance to the Grantor in an amount agreed between the parties in excess of the Collateral Amount (the “Advance”) to be used to purchase assets in the name of the Holder (the “Purchased Assets”)

		•	The Advance will bear no interest and will be repayable following three months’ prior notice from the Holder to the Grantor, unless otherwise agreed between the parties.
		•	In the event that Purchased Assets are subject to a Restructuring, the Advance shall not be repayable until completion of such Restructuring.
Representations and Warranties	:	•	The Grantor warrants to the Holder and other Group Parties that each of the Warranties of the Grantor set out in Schedule 1 hereto is true and accurate in all respects on the Agreement Date and will at each Exercise Date and Option Closing Date be true and accurate and not misleading in any respect.
		•	The Grantor acknowledges that the Holder has entered into this Agreement in reliance upon the Warranties and has been induced by them to enter into this Agreement.
•
Each of the Warranties shall be separate and independent and, save as expressly provided to the contrary, shall not be limited by reference to or inference from any other Warranty or any other terms of this Agreement.

•
The Grantor hereby agrees to disclose promptly to the Holder in writing immediately upon becoming aware of any matter, event or circumstance (including any omission to act) which may arise or become known to it during the Relevant Period which constitutes a breach of or is inconsistent with any of the Warranties.

Administration	:	•	Currency of Account and Payment: the Base Currency is the currency of account and payment for any sum due hereunder, unless otherwise previously agreed by the Holder in writing.
•
Incurrence in Foreign Currencies: any amount incurred hereunder is in a currency other than the Base Currency shall be converted by the Holder in to the Base Currency at foreign exchange rate(s) transacted by the Holder or at any other rate of exchange consistent with generally accepted conventions and market practice as determined by the Holder (in its absolute and sole discretion).

•
Payment in Foreign Currencies: if for any reason, the Holder receives an amount in a currency other than the Base Currency, then such payment shall take effect as a payment to the Holder of the amount in the Base Currency which the Holder is able to purchase (after deduction of any relevant Costs and Expenses) with the amount of the payment so received in accordance with the Holder’s usual practice and the Grantor shall indemnify the Holder against any shortfall within three (3) Business Days of demand from the Holder. Until such shortfall is repaid to the Holder, such shortfall shall form part of the sums owed hereunder to the Holder and bear interest accordingly. Any shortfall not paid on demand shall bear interest of fifteen percent (15%) per annum.

Affirmative Covenants	:		During the Relevant Period, the Grantor undertakes that:
		•	Due Payment: duly and punctually pay all amounts due under any of the Transaction Document;
		•	Corporate Existence: maintain corporate existence of the Grantor and each of the Subsidiaries in good standing;
•
Authorizations: obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability against the Grantor of the Transaction Document;

•
Maintenance of Records: for the Grantor and each of its Subsidiaries (i) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; and (ii) set up on its books reserves with respect to all taxes, assessments, charges, levies and claims.

		•	Supply of Documents: supply to the Holder all documents dispatched by the Grantor to its shareholders or its creditors as soon as practicable after they are dispatched;
•
Supply of Information: supply to the Holder promptly such information in its possession or control regarding the business, financial conditions and operations of any Affiliates of the Grantor as the Holder may reasonably request;

		•	Notification of Change in Authorized Signatories: notify the Holder promptly any change in the authorized signatories of the Grantor signed by a director or company secretary of the Grantor accompanied by specimen signatures of any new authorized signatories;
		•	Notification of Events of Default: notify the Holder promptly upon the occurrence of any Event of Default and to take such steps as may be reasonably requested by the Holder to remedy the same;
		•	Confidentiality: keep confidential the terms and conditions of this Agreement and the other Transaction Document, including their existence, except with the prior written consent of the Holder; or
		•	Compliance with Laws: comply at all times with all present and future Laws from any Governmental Authority or other authority applicable to it or its assets
Negative Covenants	:	•	During the Relevant Period, the Grantor undertakes that the Grantor will not (and the Grantor shall ensure that no Affiliates of the Grantor will), except with the prior written consent of the Holder:
		•	Change of Business: make substantial change to the general nature of the business of the Grantor or any of its Affiliates from that carried on as of the Agreement Date;
		•	Borrowing: create, incur, assume or suffer to exist any additional indebtedness after the Agreement Date in excess of US$100,000;
•
Mortgages and Pledges: create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind upon, or any security interest in, any of its properties or assets, whether now owned or hereafter acquired;

•
Merger, Acquisition or Sales of Assets: enter into any merger or consolidation or acquire assets of any person, or sell, lease, or otherwise dispose of any of its assets, except in the ordinary course of its business;

•
Preferential Arrangement: sell, transfer or otherwise dispose of any of its receivables on recourse terms; enter into or permit to subsist any title retention arrangement; enter into or permit to subsist any arrangement under which money or the benefit of a bank other account may be applied, set-off or made subject to a combination of accounts; and enter into or permit to subsist any other preferential arrangement having a similar effect;

		•	Contingent Liabilities: assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the Obligations of any Person;
		•	Loans and Investments: purchase or acquire the Obligations or stock of, or any other interest in, or make loans or advances to, any Person;
		•	Capital Expenditures: make any capital expenditures in any one (1) fiscal year exceeding in the aggregate for the Grantor and its Subsidiaries US$100,000;
•
Dividends and Purchase of Stock: declare any dividends on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Grantor;

		•	Stock of Subsidiaries: sell or otherwise dispose of any shares of capital stock of any Subsidiary or permit any Subsidiary to issue any additional shares of its capital stock;
		•	Publicly Available Information: provide the Holder with any material non-public information regarding the Company without the express written consent of the Holder;
		•	Stabilization and Manipulation: take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of the Option Securities;
		•	Derivatives: enter, directly or indirectly, into derivative transactions in connection with the Option Securities; or
		•	Margin Financing: enter, directly or indirectly, into margin transactions or any other financing transactions in connection with the Option Securities.
Events of Default	:	•	Each of the events or circumstances set out below is an Event of Default:
•
Non-Delivery: the Grantor fails to deliver to the Holder all of the documents and other evidence, including (without limitation) duly executed agreements, specimen of signature, certificates, financial statements and legal opinion of the advisers to the Grantor, in form and substance satisfactory to the Holder which the Holder considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Transaction Document or for the validity and enforceability of the Transaction Document; or

		•	Non-Payment: the Grantor fails to pay any amount due under any of the Transaction Document within three (3) days after the same shall become due and payable; or
•
Other Obligations: the Grantor defaults in performance or observance of or compliance with any of its other Obligations under any of the Transaction Document or, if such default is capable of remedy, such default is not remedied within three (3) Business Days after default; or

•
Misrepresentation: any of the Warranties or any statement or representation made by the Grantor or any of its Affiliates in any certificate, report or opinion delivered in connection with the Transaction Document shall prove to have been misleading in any material respect when made; or

•
Cross Default: any other present or future indebtedness of the Grantor or any of its Affiliates for or in respect of monies borrowed or raised becomes due and payable prior to its stated maturity by reason of an event of default (howsoever described); or any such indebtedness is not paid when due or (as the case may be) within any applicable grace period originally provided for; or the Grantor or any of its Affiliates fails to pay when due or within any applicable grace period originally provided for, any amount payable by the Grantor or any of its Affiliates under any present or future guarantee or indemnity or arrangement or obligation having a like or similar effect (howsoever described) for any monies borrowed or raised by any person provided that the aggregate amount of the relevant indebtedness and guarantees in respect of which one or more events mentioned herein have occurred and is continuing equals or exceeds US$100,000 or the equivalent amounts in any other currency (as the case may be); or

•
Insolvency: the Grantor or any of its Affiliates becomes bankrupt or insolvent or is unable to pay its or his debts, as they mature or applies for or consents to or suffers the appointment of an administrator, liquidator or receiver (or other similar official) of the Grantor or any of its Affiliates, or in respect of the whole or any substantial part of the undertakings, property, assets or revenues of the Grantor or any of its Affiliates takes any proceedings under any applicable Laws for a readjustment or an arrangement or composition with or for the benefit of its creditors or stops or threatens to cease to carry on its or his business or a substantial part of its or his business; or

•
Winding-Up or Dissolution Proceedings: an order is made or an effective resolution passed for the winding-up or dissolution of the Grantor or any of its Affiliates; or the Grantor or any of its Affiliates becomes capable of being dissolved; or

		•	Encumbrance Proceedings: an encumbrancer takes possession or a receiver,

manager or other similar officer is appointed, or a distress, execution or seizure before judgment is levied, enforced or sued out upon, against or in respect of the whole or any substantial part of the undertaking, property, assets or revenues of the Grantor or any of its Affiliates and the same is not stayed, discharged, released or satisfied (as the case may be) within ten (10) days of such taking of possession, appointment, levying, enforcement or suing out (as the case may be); or

•	Moratorium: a moratorium is agreed or declared in respect of any indebtedness of the Grantor or any of its Affiliates;
•	Expropriation: any Governmental Authority condemns, seizes, compulsorily purchases or expropriates all or a substantial part of the assets or shares of the Grantor or any of its Affiliates; or
•
Insolvency Proceedings: proceedings shall have been initiated against the Grantor or any of its Affiliates under any applicable bankruptcy, insolvency or reorganisation law and such proceedings shall not have been discharged or stayed within a period of ten (10) days; or

•
Litigation Proceedings: proceedings shall have been initiated against the Grantor or any of its Affiliates which relate to possible material litigation involving a sum in dispute of more than US$100,000 or the equivalent amounts in any other currency (as the case may be) and such proceedings shall not have been discharged or stayed within a period of ten (10) days; or

•
Non-Continuing Obligations:  any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) at any time required to be taken, fulfilled or done is not taken, fulfilled or done in order to (i) enable the Grantor lawfully to enter into, exercise its rights and perform and comply with its Obligations under the Transaction Document and (ii) ensure that those Obligations are legally binding and enforceable; or

•
Adverse Change in Law: any Law is introduced, imposed or varied so as to make it, as determined by the Holder (in its absolute and sole discretion), unlawful or impractical for the Holder to give effect to the Holder’s rights and/or the Grantor’s Obligations, or increase the Costs and Expenses to the Holder to perform or maintain any of its Obligations under the Transaction Document; or

•	Repudiation: the Grantor repudiates a Transaction Document or evidences an intention to repudiate a Transaction Document; or
•
Suspension of Trading: the suspension from trading on any Relevant Securities Exchange for a period of three (3) consecutive Business Days (other than for a maximum period of ten (10) days for any clearance to be obtained by the Company from the Relevant Securities Exchange to allow resumption of trading of the Option Securities on the Relevant Securities Exchange) or the failure of the Option Securities to be listed on the Relevant Securities Exchange; or

•
Share Price Movement:  the closing price of the Option Securities on the Relevant Securities Exchange over up to three (3) consecutive Dealing Days (or less, as the case may be) falls by cumulatively more than forty percent (40%) from the closing price of the first of the Dealing Days aforementioned; or

•
Trading Volume Movement:  the Average Daily Volume at anytime is fifty percent (50%) lower than (i) the Average Daily Volume as of the Agreement Date, or (ii) the Average Daily Volume as of any date after the Agreement Date as selected by the Holder (in its absolute and sole discretion); or

•
Financing Condition Movement: at the Holder’s sole determination, the financing conditions, terms or marginability for the Option Securities, with any of its prime brokers, brokers, financing provider, or counterparty has changed (or altered) its financing / margin requirements, or in the Holder’s sole opinion, is adverse or not favorable to the Holder; or
		•	Security: in the Holder’s sole opinion, breach of any of the terms, conditions, or Obligations of the Collateral as set forth in the section entitled “Security”.
		•	Material Adverse Effect: any event or series of event which, in the sole opinion of the Holder, might have a material adverse effect; and/or
		•	Analogous Events: any event occurs which, under the Laws of any applicable jurisdiction, has an analogous effect to any of the events referred to in any of the foregoing paragraphs.
The Grantor expressly waives any presentment, demand, protest or other notice of any kind.
H. MISCELLANEOUS
Determinations and Dispute Resolution :
Determinations		•
Notwithstanding any other provision of this Agreement, each party (including the Holder in its capacity as Calculation Agent) agrees that whenever a party acts or exercises judgments in any way under this Agreement, it will do so in good faith and in a commercially reasonable manner. Each party agrees that the other party is not acting as a fiduciary for or as an advisor to such party under this Agreement.

Dispute Resolution		•
Notwithstanding any other provision of this Agreement, any decision, calculation or determination (“Original Determination”) made by a party (including by the Holder in its capacity as Calculation Agent) shall be subject to dispute rights. A party (the “Disputing Party”) shall be entitled to dispute an Original Determination in accordance with the following procedures (the “Dispute Resolution Provisions”):

•
•  Notification and Consultation. The Disputing Party shall deliver written notice of such dispute to the other party within seven (7) Business Days after it was notified of the Original Determination (the “Dispute Notification Deadline”). Such notice shall specify the Original Determination, the Disputing Party’s proposed alternative decision, calculation or determination, and its reasoning, and any supporting data.

•
•  The parties shall attempt to resolve the dispute until the date falling seven (7) Business Days after the Dispute Notification Deadline. If the dispute is not resolved by such time, the parties shall follow the Dispute Resolution Procedures below.

•
•  Dispute Resolution Procedures. The parties shall promptly appoint an independent arbitrator, barrister or other judicial official (“Judicial Official”) to review the Original Determination. The parties shall deliver to the Judicial Official a reasonably detailed explanation of the Original Determination and the dispute, in which case the Judicial Official will be instructed to determine if the Original Determination is a reasonable determination and, if not, the Judicial Official will be instructed to reach its own decision, calculation or determination, which will be conclusive and binding on the parties.

		•	• Costs. The costs of the Judicial Official shall be paid equally by both parties.
Acknowledgements and Agreements of the Grantor	:	•	By entering into the Transaction Document, the Grantor hereby understands, confirms, acknowledges, agrees and accepts as follows:
		•	Offshore Transaction: the negotiation, execution, delivery or performance of the Transaction Document and the granting of the Option are undertaken by the

Grantor, the Holder and Calculation Agent outside of Taiwan and Hong Kong. Accordingly, protections are only available under Laws outside of Taiwan and Hong Kong (if any) in respect of the Transaction Document and the Option;

•
No Recommendation: no Group Party provided any investment advice or made any recommendations to the Grantor in connection with Transaction Document and the transaction contemplated thereunder and no Group Party assumes any responsibility for the provision of investment advice or making of recommendations;

•
Independent Judgment: its decision to enter into the Transaction Document and grant the Option has been based solely on its own independent judgment and it has obtained advice from independent advisers as it has deemed necessary and that it is making such decision entirely at its own risk and that neither the Holder or any Group Party assume any responsibility for its decision;

•
No Solicitation: no Group Party solicited the Grantor in connection with Transaction Document and the transaction contemplated thereunder; such transaction is driven solely by the Grantor who is acting on its own initiative;

•
Due Diligence: it has conducted adequate due diligence on the Holder, the Calculation Agent and the other Group Parties and has developed a thorough understanding of all relevant factors, including (without limitation): (i) the structure and key features of the Option and how it works; (ii) the structure, financial position and history of the Holder; (iii) the qualifications, reputation and track record of the Calculation Agent; (iv) the return profile of the Option and the factors that influence such returns, including (without limitation) the limitation of potential gain; (v) the risk profile of the Option, including (without limitation) what level of risks do the Grantor bear, what is the possibility that the Grantor may need to purchase the Option Securities of up to the Maximum Amount, what is the timing that the Grantor may need to purchase the Option Securities and how will the Option be affected by a major shift in the economy and market sentiment; (vi) what Costs and Expenses are associated with the Option and how do they compare with comparable products offered by other Persons; (vii) lock-up periods, liquidity and termination conditions; and (viii) safe custody arrangements; in conducting such due diligence, the Grantor has received, reviewed and understood all relevant information and documents requested and/or provided, has been provided with the opportunity and access to ask questions which have been satisfactorily answered, and has adequately consulted with its own independent legal, regulatory, tax, business, investments, financial and other advisers as it deemed necessary or advisable.

•
Relevant Material Information: it has received, reviewed and considered all relevant material information relevant to the Option, including (without limitation) the Transaction Document, and information on the Companies and Option Securities, and was allow sufficient time to digest, consider and evaluate the information provided and was given sufficient opportunity to raise queries;

•
Risk Factors: it fully understands and accepts the risks involved in entering into the Transaction Document and granting the Option, including (without limitation) having read and understood each of the risk factors and disclosures as set forth in Schedule 2, and is willing and able to accept and bear all the risks associated with the transaction;

•
Grantor Responsibility: it has reviewed all Transaction Document carefully and in their entirety and consult with its legal, financial, tax and other advisers as it deemed necessary or advisable, including (without limitation) issues in relation to: (i) the legal and regulatory requirements within the countries of their nationality, ordinary residence or domicile for granting of the Option; (ii) any foreign exchange restrictions to which they are subject in relation to the granting of the Option; and (iii) the legal, financial, tax or other consequences of granting the Option;
•
Investment Experience: it is a “professional investor” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder; it has sufficient knowledge, sophistication and experience in financial, business and international investment matters, has relevant investment experience in investment products similar to the Option and is proficient in English to read, understand and accept the Transaction Document, to conduct due diligence, evaluate the nature and risks, assess the suitability and bear all the risks associated with the transaction contemplated by the Transaction Document; and

•
Suitability: it is the Grantor’s own duty and responsibility to determine the suitability of its investment decision and whether or not to seek advice from independent advisers and the nature of the Options that it has chosen at its own request may or may not match its investment needs in terms of key factors, including (without limitation) its age, investment experience, annual income, net worth, investment objectives, investment horizon, risk tolerance and capacity to make regular contributions and meet extra collateral requirements.

Limitation of Responsibilities	:		By entering into the Transaction Document, the Grantor hereby understands, confirms, acknowledges, agrees and accepts as follows:
•
Limitation of Services: the Grantor, the Calculation Agent and/or any other Group Party are only entering into the transaction and/or providing the services specified under the Transaction Document and only to the extent that such transaction and/or services may be completed and/or provided legally under applicable Laws and are not acting in any other capacity;

•
No License: neither the Holder or the Calculation Agent is currently licensed under the Securities and Futures Commission of Hong Kong to conduct regulated activities or is registered, licensed or otherwise regulated under any other Governmental Authorities in other jurisdictions and at any time and from time to time and for whatever reason the rights and/or Obligations of any Group Party and/or services to be provided by any Group Party under the Transaction Document constitute regulated functions as defined by the applicable Laws, such rights, Obligations and/or services shall automatically terminate (without any penalties or Liabilities to or further Obligations by any Group Party and without prior notice to or consent by the Grantor);

•
No Fiduciary Relationship: nothing in the Transaction Document or services rendered by the Holder, the Calculation Agent and/or any other Group Party thereunder shall be deemed to create a fiduciary or agency relationship between the Holder, the Calculation Agent and/or any other Group Party and the Grantor;

•
No Reliance: no Group Party is acting as a financial adviser or fiduciary (or in similar capacity) to the Grantor or has assumed any duty or responsibility to make or given any investment advice or recommendations; it confirms that it is not relying on any communication (written or oral) of any Group Party as investment advice or as recommendation to enter into the transaction contemplated by the Transaction Document; it being understood that information or explanations provided by any Group Party relating to the terms and conditions of the Transaction Document and the Option will not be considered investment advice or a recommendation; if any Group Party expresses any advice, views or suggestions, whether or not at its request, no Group Party assumes any responsibility for any transaction which may be made by it following such advice, views and suggestions; and no communication (written or oral) received from any Group Party will be deemed to be an assurance or guarantee as to the expected results of such transaction;
•
Reliance: the Holder, the Calculation Agent and/or any other Group Party shall be entitled to rely exclusively (and shall be protected in doing so) on any written notice instrument or signature believed by the Holder, the Calculation Agent and/or any other Group Party to be genuine and believed to have been signed or presented by the proper party or parties duly authorized to do so and the Holder, the Calculation Agent and/or any other Group Party shall not have any responsibility for the contents of any document submitted to the Holder, the Calculation Agent and/or any other Group Party by virtue of the Transaction Document and the Holder, the Calculation Agent and/or any other Group Party shall be entitled in good faith to rely without any Liability on those contents;

•
Reasonable Control: the Holder and Calculation Agent shall not be liable for any delays or failures in performance or breach of this Agreement due to events or circumstance beyond their reasonable control; and

	•	Compliance with Laws: the Grantor shall be solely responsible for ensuring that all requests by the Grantor and all services provided under the Transaction Document complies with applicable Laws.
Conflicts of Interest :	•
The Grantor understands, acknowledges and agrees the Group is a full-service investment banking, broker-dealer, asset management and financial services organization, and a participant in global financial markets. As such, it acts as an investor, investment banker, broker-dealer, research provider, investment manager, investment adviser, financer, advisor, market maker, proprietary trader, prime broker, lender, agent and principal, and has other direct and indirect interests in the global fixed income, currency, commodity, equity and other markets in which the Holder and/or the Grantor may, directly or indirectly, invest. As a result, the Group Parties (including those who may be involved in the negotiation, execution, delivery, performance or enforcement of the Transaction Document) are engaged in businesses and have interests other than those pursuant to the Transaction Document. In sum, the Group’ organizational, ownership and investment structure involves a number of relationships that may give rise to conflicts of interest between the Grantor and its shareholders (if any), on the one hand, and the Group Parties (including the Holder and Calculation Agent), on the other hand.

•
For example, (i) the Calculation Agent and the Holder are the same entity; (ii) the Holder may (in its absolute and sole discretion) make investments in, holding positions through, lending funds to and/or entering into other commercial transaction under the Transaction Document with other Group Parties and/or Persons that are owned and/or controlled by or otherwise affiliated with the Holder and other Group Parties (collectively, the “Counterparties”), including investing in shares of funds and/or investment products sponsored by or connected with the Group; (iii) to the extent permitted by applicable Laws, Group Parties may act as broker-dealer, adviser, underwriter, placement agent, lender, trustee, custodian or calculation agent or in other commercial capacities for and/or in relation to the Holder and the Counterparties and may charge fees and other amounts from the Holder and the Counterparties; (iv) the Holder, when it deems it advisable, may to the extent permitted by applicable Laws, borrow funds from other Group Parties in the form of straight loans, margin loans or otherwise, at rates and other terms negotiated with the Group Parties by the Holder (in its absolute and sole discretion); and (v) Group Parties may direct a portion of the fees and other amounts they receive from the Holder and Counterparties to Geminis Securities Limited and/or other Group Parties for the compensation of employees of the Group whose clients invested in the Holder.

•
The Grantor should note that potential and actual conflicts of interest may arise from the different roles played by the Holder and/or other Group Parties in connection with the Option Securities and under the Transaction Document and their economic interests in each role may be adverse to the Grantor’s interests in the Option Securities and under the Transaction Document. The Holder and other Group Parties owe no duty to the Grantor to avoid such conflicts.

•
For the avoidance of doubt, nothing herein contained shall be deemed to prohibit or inhibit the Holder and/or other Group Party from, and the Grantor expressly consents to the Holder and/or other Group Party:

•
• entering into transactions and/or invest in Option Securities where the Group (including the Holder) and/other Group Accounts (including their respective shareholders, Representatives and Affiliates and other funds serviced, managed and/or advised by the Group) (i) acting as principal or on a proprietary basis for its customers, serve as the counterparty of such transaction, or (ii) have owner or financial interest in, Control of, act as Representatives of or in other capacity with, or have commercial dealing or other business relationship with the entities issuing, underlying or linked to the Option Securities;

•
• designating any and all securities, investments and other assets held in the name of and/or for the benefit of the Holder and/or other Group Parties as Option Securities hereunder and de-designating any and all of the Option Securities as Option Securities that are subject to this Agreement by transferring, selling or otherwise dispose of such Option Securities to the Holder and/or other Group Parties whether in the name and/or for the benefit of the Holder and/or other Group Parties;

•	• entering into cross transactions in which the Group and/or other Group Accounts act on behalf of the Holder and for the other party to the transaction (including other Group Accounts);
•
• making investments and/or holding positions in the Option Securities through various special purpose vehicles or other investment entities (whether or not such special purpose vehicles or investment entities are owned and/or controlled by or otherwise affiliated with the Holder and/or other Group Parties) and through escrow, trust, nominee or other intermediary arrangements (whether or not the Holder and/or other Group Parties serve as escrow agent, trustee, nominee or participate in other intermediary arrangements for such investments);

•
•  acting as broker-dealer, advisor, underwriter, placement agent, lender, trustee, custodian or calculation agent or in other commercial capacities for and/or in relation to the Option Securities; and/or

•	• entering into any transaction with or acting in any capacity for any other person.
•
By entering into this Agreement, the Grantor explicitly and irrevocably acknowledge and agree to: (i) accept (so as expressly to override any duty, obligation or restriction which would otherwise by implied by Laws or practice) the existence of such conflicts of interest, actual or potential and present and future; (ii) waive any claim with respect to any Liability arising from the existence of any such conflicts of interest; and (iii) confirm that the Grantor’s acknowledgement and agreement are a necessary condition and an integral part of the agreement by the Holder, the Calculation Agent and/or any other Group Party to enter into the Transaction Document and to execute transactions hereunder and thereunder.

•	The Grantor further understands, acknowledges and agrees that (by reason of Laws, duties of confidentiality owed to other Persons or policies and procedures of the Group) the Holder, Calculation Agent and other Group Parties may be prohibited or it may be inappropriate for them to disclose certain information to the Grantor, in particular about actual or potential conflicts of interest.

Indemnification	:	•
As a material part of the consideration for the Holder and Calculation Agent to enter this Agreement, the Grantor agrees to indemnify and hold harmless each Group Party (to the fullest extent permitted by Laws) from and against, any and all Liabilities and Costs and Expenses suffered, imposed upon or incurred, directly or indirectly, by any Group Party in any jurisdiction arising out of, based upon, resulting from or in connection with the Transaction Document or any Group Party’s role hereunder, including (without limitation): (i) any inaccuracy, breach or alleged breach of a representation, warranty or covenant made by the Grantor under the Transaction Document; (ii) the breach or alleged breach of, or default or alleged default in the performance by the Grantor of, any of its Obligations under the Transaction Document; (iii) any proceeding, cause of action, suit, claim or threat thereof brought or made against any Group Party by any Person (including actions brought by the Grantor or shareholders of the Grantor or derivative actions brought by any Person claiming through the Grantor or in the name of the Grantor) arising out of, based upon, resulting from or in connection with the negotiation, execution, delivery, performance or enforcement of the Transaction Document and the granting and/or exercise of the Option; and (iv) any inquiry, investigation, proceeding, assessment, cause of action, suit, claim or threat thereof brought or made against any Group Party by any Governmental Authority arising out of, based upon, resulting from or in connection with the negotiation, execution, delivery, performance or enforcement of the Transaction Document.

•
The Grantor agrees to reimburse any Group Party for all Liabilities and Costs and Expenses as they are incurred. Such Liabilities and Costs and Expenses are to be paid by the Grantor either upon demand by any Group Party for advance payment or upon presentation of the relevant invoices.

		•	The foregoing indemnities shall be in addition to any rights that any Group Party may have under other agreements or by Laws, equity or otherwise.
		•	If the Grantor does not control the defense of any action or claim, then the Holder may settle such action or claim.
•
The right to damages and/or any other available remedy for breach of any of the warranties, covenants and Obligations in the Transaction Document will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired at any time, whether before or after the execution and delivery of the Transaction Document) with respect to the accuracy or inaccuracy of or compliance with any such warranty, covenant or Obligation.

Liquidated Damages	:	•
Under each Event of Default, the Grantor agrees to pay damages, in addition to any Obligations owed to the Holder, to the Holder at a rate of fifteen percent (15%) per annum accrued daily, from the date an Event of Default has occurred until each respective Event of Default has been remedied up to the Holder’s satisfaction, based on the Aggregate Exercise Amount at the date the relevant Event of Default has occurred.

•
If the Grantor breaches any Obligations of the Option, the Grantor agrees to pay the Holder, immediately upon the Grantor’s receipt of notice of such breach, the cost of the Holder obtaining similar or equivalent options to those obtained hereunder.

Specific Performance	:	•
The Grantor acknowledges that if the Grantor fails to perform any of its Obligations under the Transaction Document immediate and irreparable harm or injury would be caused to the Holder for which money damages would not be an adequate remedy.

•
In such event, the Grantor agrees that the Holder shall have the right, in addition to any other rights it may have, to specific performance of the Transaction Document. Accordingly, if the Holder should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Holder has an adequate remedy at Law and hereby agrees not to assert in any such action proceeding the claim or defense that such a remedy at Law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

Calculations	:	•
The Holder shall have the absolute and sole authority in determining the valuation / of the Option Securities and the Collateral (if any) and related prices and/or rates under the Transaction Document, including (without limitation) the Designation Price, De-designation Prices, the Market Price, the Prevailing Rate, the Value and/or the value of the Collateral, which determination shall be final, conclusive, absolute and binding on the Parties, in the absence of manifest error.

•
The Calculation Agent shall have the absolute and sole authority in making all calculations contemplated in the Transaction Document, which calculation shall be final, conclusive, absolute and binding on the Parties, in the absence of manifest error.

Electronic Communication	:	•
The Grantor authorizes the use of e-mail and other electronic methods to transmit and receive information, including confidential information, between the Grantor and the Holder and Calculation Agent and between the Holder and Calculation Agent with third parties

•
The Grantor understands and acknowledges that e-mail travels over the public internet, which may not be a secure means of communication and, thus, confidentiality of the transmitted information could be compromised through no fault of the Holder and/or the Calculation Agent.

Cumulative Rights and No Waiver	:	•
Each and every right granted to the Holder hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Holder to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right preclude any other or future exercise thereof or the exercise of any other right.

Separability	:	•
In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby

Assignments and Participations	:	•	The expression “Holder” shall, where the context permits, include its successors, assigns and any persons deriving title thereunder.
		•	The Holder may at any time grant to one or more persons or institutions participating interests in any or all of its Option.
•
The Holder may at any time novate, assign and/or transfer to one or more persons or institutions all, or a proportionate part of all, of its rights and Obligations under the Transaction Document and the Option.

		•	The Grantor undertakes that it will take all necessary action and sign all documents required by the Holder in connection with such novation, assignment or transfer.
		•	The rights of each person or institution under the Transaction Document are separate and independent rights which such person or institution may separately enforce.

		•	The Grantor may not assign, transfer and/or delegate any of its rights and/or Obligations under the Transaction Document without the prior written consent of the Holder.
Survival	:	•
 The Warranties, Indemnities and other agreements, covenants and statements of / the Grantor contained in and under this Agreement shall remain in full force and effect indefinitely regardless of (i) whether or not the transaction is closed and the Options are grated and/or exercised, (ii) any modification of the terms and conditions hereunder, (iii) any termination of this Agreement or other Transaction Document, (iv) settlement of the Option, (v) expiration of the Designation Period, Option Period or the Relevant Period, (vi) completion of the services contemplated by this Agreement, or (vii) any investigation made by or on behalf of any Group Party.

Third Party Beneficiaries, Successors and Assigns	:	•
For the avoidance of doubt, the Grantor understands, acknowledges and agrees that the provisions of this Agreement and other Transaction Document shall, upon the same terms and conditions, extend to and inure to the benefit of each Group Party, including (without limitation) any of the Affiliates, Representatives, partners, principals, shareholders, members and associated companies of the Group Party and their respective Affiliates, Representatives, partners, principals, shareholders, members and associated companies.

•
For the avoidance of doubt, the Grantor understands, acknowledges and agrees that the Holder, the Calculation Agent and other Group Parties do not have any duties, Obligations or other Liabilities (whether direct or indirect, in contract, tort or otherwise) to any Person not party to this Agreement, including (without limitation) shareholders of the Grantor (if any).

Execution in Counterparts	:	•	Each Transaction Document may be executed in any number of counterparts and
•
by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

Governing Law and Jurisdiction	:	•	Governing Law: this Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York.
•
Jurisdiction: the Grantor irrevocably agree for the benefit of the Holder that the courts of New York shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement and the other Transaction Document (respectively, “Proceedings” and “Disputes”) and, for such purposes, irrevocably submit to the jurisdiction of such courts. The submission to the jurisdiction of the courts of New York shall not (and shall not be construed so as to) limit the right of the Holder to take proceedings against the Grantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable Law.

•
No Objection: the Grantor irrevocably waive any objection which it might now or hereafter have to the courts of New York being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

•
Waiver of Immunity: the Grantor irrevocably waive any immunity to which it or its property may at any time be or become entitled, whether characterized as sovereign immunity or otherwise, from any set-off or legal action in Hong Kong or elsewhere, including immunity from service of process, immunity from jurisdiction of any court or tribunal, and immunity of any of its property from attachment prior to judgment or from execution of a judgment.

Related Parties :
Independent decisions	:	•
A “Related Party” is a party to this Agreement whereby a person or an entity that has control, joint control, or significant influence over the party or is a member of its key management personnel (“Relevant Individual”) or a close member of the Relevant Individual’s family has control, joint control, or significant influence over the other party to this Agreement or is a member of such party’s key management personnel.

•
In the event that the Holder is a Related Party, any decisions, calculations or determinations or any kind by the Holder under this Agreement may be taken solely by directors (“Decision Makers”) of the Holder excluding the involvement of the Relevant Individual. The Holder shall, upon request, promptly provide evidence to the Grantor that any such decisions, calculations or determinations taken by the Holder with reference to this Agreement have been taken without the involvement of the Relevant Individual. For the avoidance of doubt, the Decision Makers of the Holder shall be entitled to exercise all rights of the Holder under this Agreement, subject to the governing documents of the Holder (such as certificate of formation, memorandum and articles of association, partnership agreement, trust agreement and/or audited financial statements).

EXECUTED on behalf of the Holder and by the Grantor as of the date and year first above written.
SIGNED by	)	/s/ Shih-Jong Su
for and on behalf of	)
the Holder / Calculation Agent	)

SIGNED by	)	/s/ James T.Y. Yang
for and on behalf of	)
the Grantor	)

SCHEDULE 1: WARRANTIES
Subsidiaries	:	•	At the date hereof, the Grantor has no Subsidiaries.
Good Standing and Power	:	•
The Grantor and its Subsidiaries are corporations, each duly incorporated and validly existing, in good standing, under the Laws of its jurisdiction of incorporation, with full power, authority and capacity to own its properties and conduct its businesses as currently conducted.

		•	The Grantor and its Subsidiaries are not in violation of its constitutive documents.
Capitalization	:	•
All of the issued shares of capital stock of the Grantor and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly, free and clear of all liens, encumbrances, equities or claims.

Authority	:	•
The Grantor has full power and authority to execute and deliver this Agreement and the other Transaction Document, to grant to the Holder the security interests and liens on the Collateral, to enter into the transactions contemplated hereby, and to undertake and perform the Obligations expressed to be assumed by the Grantor and the Grantor has taken all necessary action to approve and authorize the same.

Binding Agreement	:	•
This Agreement and each of the other Transaction Document constitutes the valid and legally binding Obligations of the Grantor, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Governmental Authorizations	:	•
All Governmental Authorizations of or with any Governmental Authority required to be obtained by the Grantor for its execution and delivery of this Agreement and the other Transaction Document and the performance of this Agreement and the other Transaction Document have been obtained and are in full force and effect.

No Conflicts	:	•
The execution of this Agreement and the other Transaction Document and the consummation of the transactions contemplated hereby and thereby will not infringe any Laws and are not contrary to the provisions of the constitutional documents of the Grantor and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Grantor is a party or by which the Grantor or its respective property is bound.

Litigation	:	•
There are no proceedings or investigations pending or, so far as the Grantor knows, threatened before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, if determined adversely to the interests of the Grantor or its respective Affiliates could have a material adverse effect.

Taxes	:	•
The Grantor has filed or caused to be filed all tax returns which to the knowledge of the Grantor is required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessment made against it or any of its property and all other taxes, assessments, fees, Liabilities or other charges imposed on it or any of its property by any Governmental Authority, except for any taxes, assessments, fees, Liabilities or other charges which are being contested in good faith and for which reserves which are adequate under generally accepted accounting principles have been established.

No Defaults	:	•
No event relating to the Grantor has occurred which would constitute an Event of Default or which with the giving of notice or the lapse of time or other condition would constitute an Event of Default.

•
No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on the Grantor or any of its Subsidiaries which could have a material adverse effect.

No Violations	:	•
To the best of the Grantor’s knowledge and belief, the Companies are not in violation of any of the rules, regulations or requirements of the Relevant Securities Exchange and the Grantor has no knowledge of any facts or circumstances which right would reasonably lead to delisting or suspension of the Option Securities by the Relevant Securities Exchange in the foreseeable future.
Conduct of Business	:	•	From the date of the Grantor’s incorporation to the Agreement Date, the Grantor has only been in the business of investment holding.
Financial Condition	:	•	The Grantor as at the Agreement Date has no Liabilities, present, contingent or future, including (without limitation) any bank debt and/or obligation to pay any amount owed to any party at anytime.
		•	The Grantor as at the Agreement Date has not entered into any material contracts with any third party, save as disclosed in writing to the Holder.
No Material Misstatements	:	•
No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Grantor to the Holder in connection with this Agreement and the other Transaction Document, or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein not misleading.

		•	All information relating to the Grantor heretofore delivered to the Holder in connection with this Agreement and the other Transaction Document is complete and correct in all material respects.
•
Nothing has occurred or been omitted from the information provided by the Grantor to the Holder and no information given or withheld that results in such information being untrue or misleading in any material respect.

No Fees	:	•
Other than fees payable to the Holder, there are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement and the other Transaction Document based on any arrangement or agreement binding upon the Grantor; and the Grantor shall pay, and hold the Holder harmless against, any Liability, loss or expense (including, without limitation, legal fees and out of pocket expenses) arising in connection with any such claim.

Solvency	:	•
The Grantor is solvent and no transfer of property has been or is being made by the Grantor or any of its Affiliates and no obligation has been or is being incurred by the Grantor or any of its Affiliates in connection with the transactions contemplated by this Agreement or the other Transaction Document with the intent to hinder, delay, or defraud either present or future creditors of the Grantor.

Publicly Available Information	:	•
The Grantor confirms and acknowledges that neither they nor any of its representatives or agents has provided the Holder or any of its representatives or agents, with any material information regarding or related to the Companies or its respective operations, personnel, technologies or prospects that has not otherwise been made publicly available.

Stabilisation and Manipulation	:	•
Neither the Grantor nor any of its related or affiliated parties has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Companies, including (without limitation) the Option Securities.

Derivatives	:	•
Neither the Grantor nor any of its related or affiliated parties has entered, directly or indirectly, into derivative transactions in connection with the Option Securities or any other derivative transactions.

Margin Financing	:	•
Neither the Grantor nor any of its related or affiliated parties has entered, directly or indirectly, into margin transactions or any other financing transactions in connection with the Option Securities.

Acknowledgement of Holder Rights	:	•
Neither the Grantor nor any of its related or affiliated parties has asked the Holder and/or any other Group Party, and neither the Holder nor any other Group Party has agreed, to support, manipulate, inflate the market price of the publicly-traded securities of the Companies, including (without limitation) the Option Securities.

		•	Neither the Grantor nor any of its related or affiliated parties has asked the Holder and/or any other Group Party, and neither the Holder not any other Group Party has agreed, to desist from purchasing or selling, long and/or short, the Option Securities of the Companies, or “derivative” securities based on securities issued by the Companies or to hold the Option Securities for any specified term.

•
The Grantor confirms and acknowledges that past or future open market or other transactions by the Holder and/or any other Group Party, including (without limitation) short sales or “derivative” transactions, before or after the closing of this or future transactions, may negatively impact the market price of the publicly-traded securities of the Companies.

•
The Grantor confirms and acknowledge that the Holder, other Group Party and counter parties in “derivative” transactions to which the Holder and/or any other Group Party is a party, directly or indirectly, presently may have a “short” position in the Option Securities.

•
The Grantor confirms and acknowledges that neither the Holder nor any other Group Party shall be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction.

•
The Grantor confirms and acknowledges that (i) the Holder and/or other Group Party may engage in hedging and/or trading activities at various times during the Relevant Period, and (ii) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Companies at and after the time that the hedging and/or trading activities are being conducted.

Relation with the Holder	:	•
The Grantor confirms and acknowledges that neither they nor any of its related or affiliated parties are connected parties with the Holder and/or any other Group Party under any applicable Laws, including (without limitation) any applicable rules, regulations or requirements of any Relevant Securities Exchange.

•
The Grantor acknowledges and agrees that neither the Holder nor any other Group Party is acting as a financial adviser or fiduciary of the Grantor (or in a similar capacity) with respect to the proposed transaction contemplated by this Agreement and the other Transaction Document.

•
The Grantor further confirm and acknowledge that the Grantor’s decision to enter into this Agreement and the other Transaction Document has been based solely on the independent evaluation by the Grantor and its representatives.

Relation with the Company	:	•
The Grantor confirm and acknowledge that neither it nor any of its related or affiliated parties are related to, associated with or acting on behalf of or in collaboration with, an affiliate or an insider of the Companies.

Relation with Third Party	:	•
The Grantor confirms and acknowledges that they have entered into this Agreement and the other Transaction Document, including (without limitation) granting the Option to the Holder on its own behalf, and not on behalf of any third party.

Non-Public Information	:	•	The Grantor confirms and acknowledges that the Grantor is not acting based on material non-public information regarding the Companies.
“Professional Investor”	:	•
The Grantor confirms and acknowledge that the Grantor is a “professional investor” with in the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

•
The Grantor confirms and acknowledges that it has sufficient knowledge, sophistication and experience in securities transactions, finance and business matters to make the representations and warranties herein and evaluate the risks and merits of the proposed transaction and investment and trading generally, and be able to bear the economic risk associated with this Agreement and the other Transaction Document.

•
The Grantor confirms and acknowledges that it is fully informed about the risks and merits of this transaction and has adequately consulted with its own independent legal, regulatory, tax, business, investments, financial and accounting advisors to the extent each has deemed necessary and the Grantor has made its own investment and trading decisions based upon its own judgment and upon any advice from such advisors and not upon any view expressed by the Holder and/or any other Group Party.

SCHEDULE 2 – CERTAIN RISK FACTORS
Important Information
Highly Speculative and Illiquid : •
Entering into the Transaction Document and granting the Option involves a high degree of risk. The risks described below are some of the material risks relating to entering into the Transaction Document and granting the Option, but do not purport to be a complete list of all risks involved. Additional risks and uncertainties not known or deemed material at the Agreement Date may also have adverse effect on the performance and the value of the Option.

•
Before entering into the Transaction Document and granting the Option, the Grantor should carefully read, understand and evaluate each of the risk factors, conflicts of interest and other factors which should be considered and all the information set forth herein and consult the Grantor’s professional advisers in relation to the legal and regulatory requirements within the countries of its nationality, ordinary residence or domicile, any foreign exchange restrictions to which it is subject and the legal, financial, tax or other consequences of entering into the Transaction Document and granting the Option, together with advice on the suitability and appropriateness of entering into the Transaction Document and granting the Option.

•
By entering into the Transaction Document and granting the Option, the Grantor explicitly and irrevocably acknowledge and agree to: (i) accept the existence of the risk factors and conflicts of interest set forth herein; (ii) waive any claim with respect to any Liability arising from the existence of any such risk factors and conflicts of interest, and (iii) confirm that the Grantor’s acknowledgement and agreement are a necessary condition and an integral part of the agreement by the Holder and Calculation Agent to enter into the Transaction Document.

General Risks
No License : •
The Holder and/or the Calculation Agent is currently not licensed by or registered with, nor supervised by, the Securities and Futures Commission under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) to conduct any regulated activity (as defined thereunder); not authorized nor supervised by the Hong Kong Monetary Authority as an authorized institution under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong); not licensed under the Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) to carry on business as a money lender (as defined thereunder); and not licensed under the Anti-Money Laundering and Counter Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong) to operate a money service (as defined thereunder). Accordingly, the relevant protections (if any) afforded by the aforesaid Ordinances or rules and regulations made thereunder respectively will not be available to the Grantor, and the Grantor may be subject to different, diminished or no protection and/or redress when engaging the services to be provided by a Group Party under the Transaction Document.

•
Further, neither the Holder nor the Calculation Agent is currently registered, licensed or otherwise regulated under any other Governmental Authorities in other jurisdictions for any regulated activity or regulated function in such jurisdiction. If at any time and from time to time, and for whatever reason, the rights and/or Obligations of any Group Party and/or services to be provided by a Group Party under the Transaction Document constitute regulated activities or regulated functions as provided for under the applicable Laws, such rights, Obligations and/or services shall automatically terminate (without any penalties or Liabilities to or further Obligations by any Group Party and without prior notice to or consent by the Grantor).

No Registration or Qualification	:	•
The transaction contemplated under the Transaction Document is structured as a private agreement between the Grantor, the Holder and the Calculation Agent. No offering circular or prospectus in connection with the Option will be prepared.

•
Neither the Holder nor the Option have been or will be registered or qualified under the securities Laws of any jurisdiction. The absence of registration or qualification under the securities Laws of any jurisdiction means that the protections available from these or any similar Laws will not generally be available to the Grantor.

Absence of Cayman Island Regulatory Oversight	:	•
Although the Holder is regulated as a mutual fund under the Cayman Mutual Fund Law, the Holder will not be subject to supervision in respect of its investment activities or the constitution of its investment portfolio by the Cayman Monetary Authority of any Governmental Authority in the Cayman Islands or any jurisdiction.

Offshore Transaction	:	•
The negotiation, execution, delivery or performance of the Transaction Document and the granting of the Option are undertaken by the Grantor, the Holder and Calculation Agent outside of Taiwan and Hong Kong. Accordingly, protections are only available under Laws outside of Taiwan and Hong Kong (if any) in respect of the Transaction Document and the Option.

No Guaranteed or Assurance	:	•
All investments risk the loss of capital, and there is a risk that the entire amount of the Maximum Amount will be lost entirely or in part. There is no assurance that the Holder will be able to generate any returns or will be able to avoid losses. By entering into the Transaction Document and granting the Option should only be considered by the Grantor if the Grantor can afford a loss of the entire Maximum Amount.

Certain Risks Associated with the Option
General Risks of Option	:	•
The Put Option gives the Holder the right but not the Obligations to sell the underlying Option Securities at a pre-determined price as set forth in this Agreement on or before the Expiration Date. The Holder is only required to deliver the underlying Option Securities if the Holder exercises the Put Option. If the exercise price is greater than the market price of the Option Securities, the Put Option is in-the-money. Exercising the in-the-money Put Option allows the Holder to sell the Option Securities for a higher price than the current market price. A Put Option is out-of-the-money if the exercise price is less than the market price of the Option Securities, as the Holder will not exercise the Put Option to sell the Option Shares below the current market price.

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Instead of exercising the Put Option, the Cash Settlement Option gives the Holder the right but not the Obligations to not sell the underlying Option Securities, but instead request the Grantor to pay the Cash Settlement Amount (essentially the difference between the exercise price and the market price of the relevant Option Securities).

		•	The Holder has absolute and sole discretion to determine whether to exercise the Put Option, the Cash Settlement Option or any combination thereof.
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In light of the risks associated with the Option, the Grantor should enter into the Transaction Document and grant the Option only if the Grantor is confident that the Grantor understands the Option and the risks.

No Investment Restrictions	:	•
The Option Securities are the securities underlying the Option. The Holder may (in its absolute and sole discretion) determine and accept the Option Securities that are subject to this Agreement. The Holder is not subject to any formal investment policies and restrictions, including (without limitation) geographical, sectoral or situational focus, the type of investment or instruments that can be used, the control of the investee Companies, investment size, diversification, leverage, liquidity and market exposure. Accordingly, the Holder is not required to diversify its holdings, and at time the Holder’s investments may be concentrated in particular financial or geographic markets, industries or sectors.
Potentially Unlimited Losses up to Maximum Amount	:	•	The Grantor risks the loss of the difference between the Aggregate Market Amount and the Aggregate Exercise Amount of the underlying Option Securities.
		•	The risk of loss is up to the Maximum Amount in the event that the Holder exercises the Put Option and the underlying Option Securities becomes worthless.
•
Since the Maximum Amount is a significant amount, the Grantor should enter into the Transaction Document and grant the Option only if the Grantor has the financial ability and willingness to accept such the risks of loss of the Maximum Amount for an extended period of time.

Upside Limited to Premium	:	•	By granting the Option, the Grantor is entitled to receive from the Holder the sum of HK$1.00 and the Premium (if any).
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There is no assurance that the Holder will be able to generate any returns or will be able to avoid losses on the Option Securities. As a result, there is no guarantee or assurance that there will be any Premium at all.

Extended Expiration Date	:	•
The Expiration Date is the day on which all unexercised Option expires. The Expiration Date as set forth in this Agreement is for significant months after the Agreement Date and is subject to significant extensions by the Holder (in its absolute and sole discretion), all as set forth herein. The Grantor is therefore exposed to the risks associated with the Option for an extended period of time.

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Moreover, the Option may be exercised by the Holder, in whole or in part, ay any time, or from time to time during the Exercise Period. Accordingly, the Grantor should enter into the Transaction Document and grant the Option only if the Grantor has the financial ability and willingness to accept such the risks of loss of the Maximum Amount at anytime during the extended Exercise Priod.

No Liquidity of Option	:	•
The Transaction Document is privately negotiated between the Parties and the Option is highly illiquid and is not listed or dealt in on a stock exchange or a regulated market and is not traded OTC. The Grantor may not assign, transfer and/or delegate any of its rights and/or Obligations under the Transaction Document without the prior written consent of the Holder.

Option Securities maybe Illiquid	:	•
A significant portion of the Option Securities may be illiquid and difficult to value securities. Investing in illiquid assets involves a number of significant risks which are generally much greater than the risks of investing in publicly traded securities. Companies whose securities are not publicly traded are not subject to the same disclosure and reporting requirements that are generally applicable to companies with publicly traded securities. Moreover, without the ability to resell illiquid assets in the public markets, the Holder may be compelled to dispose of them in private transactions on unattractive terms or exercise the Put Option on such Option Securities to the Grantor. Upon receipt of such Option Securities, the Grantor may hold securities for which no public market exists.

Conflicts of Interest	:	•
The Group’ organizational, ownership and investment structure involves a number of relationships that may give rise to conflicts of interest between the Grantor and its shareholders (if any), on the one hand, and the Group Parties (including the Holder and Calculation Agent), on the other hand. The Grantor should note that potential and actual conflicts of interest may arise from the different roles played by the Holder and/or other Group Parties in connection with the Option Securities and under the Transaction Document and their economic interests in each role may be adverse to the Grantor’s interests in the Option Securities and under the Transaction Document. The Holder and other Group Parties owe no duty to the Grantor to avoid such conflicts. The Grantor should pay particular attention to the information set forth in the section entitled “Conflicts of Interest” in this Agreement in connection with certain factors that should be considered before entering into the Transaction Document and granting the Option.
Certain Risks Associated with Investments Objectives and Policies
Risks Associated with Directional Trading	:	•
Certain of the positions taken by the Holder may be designed to profit from forecasting absolute price movements in a particular Option Security. Predicting future prices is inherently uncertain and the losses incurred, if the market moves against a position, will often not be hedged. The speculative aspect of attempting to predict absolute price movements is generally perceived to exceed that involved in attempting to predict relative price fluctuations.

Risks Associated with Portfolio Transactions and Turnover Rate	:	•
The Holder may (in its absolute and sole discretion) engage in frequent purchases and sales of Option Securities. More frequent purchases and sales will increase Transaction Costs which will be borne by the Grantor regardless of the profitability of the investment activities. The Holder will not take portfolio turnover rate into account in making investment decisions. The Holder has no intention of limiting trading activities to achieve any particular portfolio turnover rate.

Risks Associated with Investments in Emerging and Less Developed Markets	:	•
A significant portion of the Option Securities maybe related to Companies established or based in, operating principally in or deriving a substantial portion of their earnings or revenues from emerging and less developed markets. In such markets, the legal, judicial and regulatory infrastructure is still developing. Investing in Option Securities of Companies located in emerging and less developed market countries involves greater risks, such as exposure to economic structures that are generally less diverse and mature and to political and regulatory systems that are less stable, than those of more developed countries.

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Other characteristics of emerging and less developed market countries that may affect investment in their markets include certain national policies that may restrict investment by non citizens in issuers or industries deemed sensitive to the relevant national interests and less developed legal structures governing and protecting private and foreign investments and private property. The typically small or relatively small size of markets for the Option Securities of Companies located in emerging market countries and the possibility of a low or non-existent volume of trading in such Option Securities may also result in a lack of liquidity and increased price volatility of such Option Securities, which may reduce the return on such investments.

Risks Associated with Investments in Small Capitalization Companies	:	•
A significant portion of the Option Securities may be securities of smaller, less established Companies. Investments in such Companies may involve greater risks than are associated with investments in more established Companies.

•
Less established Companies tend to have a lower capitalization and fewer resources and, therefore, are often more vulnerable to financial failure. In addition, such Companies may not be profitable at the time of investment and may experience substantial fluctuations in their operating results. The success of such Companies may also depend on the management talents and efforts of one Person or a small group of Persons whose death, disability or resignation would adversely affect their businesses. Such Companies may also have shorter operating histories on which to judge future performance.

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In addition, the securities of such Companies may be subject to more abrupt and erratic market price movements than larger, more established Companies, since trading volumes for their securities are generally quite low. Moreover, the market prices of such securities can be easily manipulated by a small number of market players.

Risks Associated with Investments in Other Illiquid Assets	:	•
A significant portion of the Option Securities may not be listed or dealt in on a stock exchange or a regulated market, are not regularly traded OTC and where no quoted prices are readily available and other illiquid assets, including (without limitation) illiquid, structured and privately negotiated transactions with public or private Persons and entities, private equity securities (including “restricted securities” which are securities subject to significant legal or contractual restrictions on their public resale and securities in connection with private placement, pre initial public offering and private equity transactions), private debt securities (including credit linked notes and loans), straight loans (including bridge loans, mezzanine loans, share or asset-backed loans and other secured loans), private hybrid securities (including convertible and/or exchangeable securities and various financial instruments with a combination of debt and equity features), other private financial derivative instruments (including privately negotiated options, swaptions and swaps such as total return swaps, asset swaps, interest rate swaps and credit default swaps), commodities, structured products (including credit linked notes), managed funds (including other managed funds serviced, managed and/or advised by other Group Parties), private asset-backed securities and physical assets (including real estate and luxury collectibles, among others) and other financial instruments.

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Investing in illiquid assets involves a number of significant risks which are generally much greater than the risks of investing in publicly traded securities. Companies whose securities are not publicly traded are not subject to the same disclosure and reporting requirements that are generally applicable to Companies with publicly traded securities. Moreover, without the ability to resell illiquid assets in the public markets, the Holder may be compelled to dispose of them in private transactions on unattractive terms or exercise the Put Option on such Option Securities to the Grantor. Upon receipt of such Option Securities, the Grantor may hold securities for which no public market exists.

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Moreover, because illiquid assets cannot be traded, there is no “market” for such assets, and therefore, no readily-ascertainable market prices. Nevertheless, Option Securities that are illiquid will be given an estimated “fair value” for purposes of calculating certain values and fees, including (without limitation) the Designation Price, the De-designation Price and the Market Price. The determination of “fair value” of illiquid Option Securities may be difficult. A number of valuation methodologies, based on a variety of factors (such as the nature of the investment, the expected cash flow and other relevant information) may be employed by the Holder to determine the “fair value” of such illiquid Option Securities. Because of such valuation uncertainty, the “fair values” of such illiquid Option Securities may not necessarily reflect the prices that would actually be obtained by the Holder or the Grantor when such Option Securities are realized. In fact, such illiquid Option Securities could, after a substantial passage of time, be rendered valueless or be realized at values far lower than any of the estimated values used to calculate the relevant values and fees.

Risks Associated with Investments in Structured and Privately Negotiated Transactions	:	•	A significant portion of the Option Securities may be structured and privately negotiated transactions with public or private Persons or entities.
•
The Grantor should note and understand that investments in structured and privately negotiated transactions is subject to the risk that a counterparty will not comply with the terms and conditions of the transaction because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem. There can be no assurance that the Holder’s credit analysis will be accurate or complete. This is especially the case where the Holder may rely on the financial information made available by Companies in which the Holder invests and such Companies’ trustees or managers. Recent events have demonstrated the material losses that investors, such as the Holder, can incur as a result of corporate mismanagement, fraud and accounting irregularities.

•
Moreover, investing in structured and privately negotiated transactions may result in illiquid and difficult to value investments and a portfolio with concentrated and significant risks that is subject to highly volatile returns.

Risks Associated with Investments in “Special Situations” and/or “Events”	:	•
A significant portion of the Option Securities may be in Companies involved in (or which are target of) acquisition attempts or tender offers or mergers or Companies involved in share buybacks, spin-offs, recapitalization, reorganizations and other capital market transactions or “special situations”. In addition, the Holder may invest and trade in securities of Companies the Holder believes are undervalued in the sense that, although they are not the subject of an announced tender offer, merger or acquisition transaction, in the Holder’s view, the Companies are potential candidates for such a transaction.

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The Holder may attempt to preserve capital and minimize potential losses by, among other things, using options and other derivative instruments to hedge against market movements. The effectiveness of hedges may vary over time, certain types of losses may not be able to be hedged against or may not be anticipated, and the Holder may incur greater losses in a hedged position if the hedge is not effective than it would have incurred if the position had not been hedged. There exists the risk that transactions will not occur, be unsuccessful, take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price of the security or other financial instrument in respect of which such distribution is received. The market prices of such securities are subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than normally expected. Some of the securities of such Companies may not be widely traded or may have no recognized market, or the Holder’s position in such securities may be substantial in relation to the overall market for such securities, either of which may make an exit from such investments difficult. In addition, it may take a number of years for the market price of such securities to reflect their intrinsic value.

Risks Relating to Use of Intermediary Arrangements	:	•
A significant portion of the Option Securities may be investments in a number of different jurisdictions and the Holder may structure its investments and holding structure in a variety of ways and through a variety of entities or arrangements for legal, tax, regulatory or other purposes. Investments and holding structures will be considered on their merits by the Holder (in its absolute and sole discretion).

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The Holder may make investments and/or hold positions through various special purpose vehicles or other investment entities that are owned and/or controlled by or otherwise affiliated with the Holder and/or other Group companies (including their respective shareholders, Representatives and Affiliates and other funds serviced, managed and/or advised by the Group) and through escrow, trust, nominee or other intermediary arrangements where the Holder and/or other Group companies (including their respective shareholders, Representatives and Affiliates and other funds serviced, managed and/or advised by the Group) serve as escrow agent, trustee, nominee or participate in other intermediary arrangements for such investments. The use of such entities and arrangements will involve additional Costs and Expenses. The benefits of utilizing such entities and arrangements may also be lost or adversely affected by political or legal developments in jurisdictions where the Holder may invest.

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In addition, in certain markets, local regulations may limit investments into and/or hedging of local securities to certain qualifying foreign institutions and investors through licensing requirements and may also limit investment through quotas granted by local authorities. The Grantor should note that there is no guarantee that the Holder will benefit from quotas granted to such qualifying institutions and investors nor that, if it does, that it will always be available to the Holder. Withdrawal or failure to obtain a renewal of any such quota may have material adverse consequences. A further consequence of investing via such quota may be that there is a limit on the amount that the Holder, and/or foreign investors as a whole, can own of the equity capital of a particular Company. The actions of other foreign investors independent from the Holder can therefore have material adverse consequences. Use of quotas often requires the transmission of funds through government designated service providers and accounts. Mandatory use of such providers may not provide the Holder with terms as advantageous as those which would be available if the selections were made on an open market basis.

General Market, Credit, Liquidity, Leverage and Concentration Risks
General Market Risks	:	•
The Option Securities are expected to be exposed to a number of market risks, including (without limitation) general volatility risks, risks related to changes in the values of publicly traded and OTC securities that are part of the Option Securities, risks relating to the movements in the prevailing interest rates or changes in foreign currency exchange rates and risks arising from hedging arrangements. The Holder has no ability to control or predict such market conditions. General economic and market conditions, such as currency and interest rate fluctuations, the availability of credit, inflation rates, economic uncertainty, changes in Laws, trade barriers, currency exchange controls and national and international conflicts or political circumstances, as well as natural circumstances, may affect the price level, volatility and liquidity of the Option Securities. From time to time, multiple markets could move together against the Option Securities. Economic and market conditions of this nature could result in significant losses for the Option Securities. The Holder may seek to mitigate such risks through the use of hedging arrangements and derivative instruments, which could subject it to additional risks and which may not be completely effective.

Volatility Risks	:	•
The markets to which the Option Securities may be exposed may prove to be highly volatile from time to time as a result of, for example, market speculation activities or global investment movement causing “bubbles” and “crashes” or sudden changes in government policies on taxation and currency repatriation or changes in legislation relating to the level of foreign ownership in Companies, and these circumstances may affect the price at which the Option Securities may be liquidated. A variance in the degree of volatility of the markets may produce a substantial gain or loss to the Option Securities.

Market Disruptions	:	•
The global financial markets have seen pervasive and fundamental disruptions. The Option Securities may incur major losses in disrupted markets. In disrupted markets, many Option Securities may become less liquid, making it difficult or impossible to close out such positions against which the markets are moving (particularly in certain futures markets, in which no trades may be executed after prices have moved a pre-determined amount during a day).

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At the same time, in disrupted markets historical price relationships may be distorted, causing the Option Securities to incur major losses. The financing available to the Holder from its banks, dealers and other counterparties can be expected to be materially reduced in disrupted markets. Such a reduction may result in substantial losses. Market disruptions caused by unexpected events, such as political, military and terrorist activities or natural disasters, may from time to time cause dramatic losses for the Option Securities, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Interest Rate Risks	:	•	Changes in interest rates may adversely affect certain Option Securities. This interest rate risk will be greater for long-term Option Securities than for short-term Option Securities. Interest rates are highly sensitive to factors that are beyond the control of the Holder, including (without limitation) to factors such as governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits and regulatory requirements. Changes in the level of interest rates can affect the value of the Option Securities that are interest-earning and/or interest-sensitive.

Currency Risks	:	•
The Holder will not be subject to any restrictions on the percentage of the Option Securities that are denominated in currencies other than the Base Currency. Investments in multinational issuers will usually involve currencies of various countries. The Holder may also invest in currencies for speculative or hedging purposes. Therefore the value of the Option Securities as measured in the Base Currency will be affected by changes in currency exchange rates, which may affect the Option Securities’ performance independent of the performance of their share prices.

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The Option Securities may be concentrated in any mix of currencies. Concentration in a particular currency will increase the Option Securities’ exposure to adverse developments affecting the value of such currency, including adverse economic and political developments within those countries.

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Currency exchange rates may fluctuate significantly over short periods of time. Currency exchange rates can be affected unpredictably by a number of factors, including (without limitation) intervention or failure to intervene by governments or central banks or by currency controls or political developments throughout the world. To the extent unhedged, the value of the Option Securities will fluctuate with the Base Currency exchange rates as well as with price changes of the Option Securities in the various local markets and currencies.

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The Holder may or may not seek to hedge all or any portion of the foreign currency exposure of the Option Securities. However, even if the Holder attempts such hedging techniques, it is not possible to hedge fully or perfectly against currency fluctuations affecting the value of Option Securities denominated in non-Base Currencies because the value of those securities is likely to fluctuate as a result of independent factors not related to currency fluctuations.

Risks Arising from Hedging Techniques Utilizing Financial Instruments	:	•	The Holder may (in its absolute and sole discretion but is not obligated to) utilize financial instruments and techniques for hedging purposes or as part of its trading strategies.
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Hedging against a decline in the value of the Option Securities does not eliminate fluctuations in the values of the Option Securities or prevent losses if the values of such Option Securities decline, but establishes other positions designed to gain from those same developments, thus moderating the decline in the value of the Option Securities. Hedging transactions may also limit the opportunity for gain if the value of the Option Securities should increase.

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The success of the Holder’s hedging strategy utilizing financial instruments will depend, in part, upon the Holder’s ability to assess correctly the relationship between the performance of the instruments used in the hedging strategy and the performance of the Option Securities being hedged. Since the characteristics of many securities change as markets change or time passes, the success of the Holder’s hedging strategy will also be subject to the Holder’s ability to continually recalculate, readjust and execute hedges in an efficient and timely manner.

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The Holder may not seek to establish a perfect correlation between the hedging instruments utilized and the Option Securities being hedged. Such an imperfect correlation may prevent the Holder from achieving the intended hedge or expose the Option Securities to further risks. Furthermore, the Holder may not anticipate a particular risk so as to hedge against it. Moreover, the Holder may choose not to hedge against certain risks because it does not regard the probability of the risks occurring to be sufficiently high as to justify the cost of the hedge, because it does not foresee the occurrence of the risks, and/or because it may not be possible to hedge against certain fluctuations at all.

Risks Arising from Hedging Techniques Utilizing Short Selling	:	•
The Holder may (in its absolute and sole discretion but is not obligated to) from time to time engage in “short sale” transactions. A short sale is effected by selling a security which the Holder does not own, or selling a security which the Holder owns but which it does not deliver upon consummation of the sale in the hope that the market price will decline and the Holder will be able to buy replacement securities later at a lower price.

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In order to make delivery to the buyer of a security sold short, the Holder must borrow the security. In so doing, it incurs the obligation to replace that security, whatever its price may be, at the time it is required to deliver it to the lender. The Holder must also pay to the lender of the security any dividends or interest payable on the security during the borrowing period and may have to pay a premium to borrow the security.

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Short selling is subject to a theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. There can be no assurance that the lender of the securities will not prematurely demand the return of such securities or the securities necessary to cover the short position will be available for purchase by the Holder. In addition, purchasing securities to close out the short position can itself cause the price of the relevant securities to rise further, thereby increasing the loss incurred.

Risks Relating to OTC Transactions	:	•
To the extent that the Holder effects transactions through OTC or interdealer markets and other unregulated private markets, it must rely on the creditworthiness of its counterparties under such transactions.

Risks Relating to Holder	:	•
The Transaction Document will be contractual Obligations of the Holder and the Calculation Agent solely and not other Group Parties. When the Grantor enters into the Transaction Document, the Grantor is relying upon the creditworthiness of the Holder only. The rights of the Grantor under the Transaction Document (including, without limitation, the right to the Premium) are not secured by any collateral and do not represent a claim against any assets of the Holder. Moreover, fulfillment of the Holder’s Obligations under the Transaction Document are not guaranteed by any third party. Consequently, the Grantor will not have any right of recourse under the Transaction Document to any assets and/or against any third party.

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In assessing whether entering into the Transaction Document and granting the Option are suitable for the Grantor’s investment needs in light of its own circumstances and financial resources, the Grantor should note and consider the financial condition of the Holder and other factors that may affect the Holder’s ability to fulfill its Obligations under the Transaction Document, including (without limitation) that the Holder (i) is an open-ended investment company incorporated as an exempted segregated portfolio company with limited liability in the Cayman Islands, (ii) is a private company not registered, licensed or otherwise regulated in any jurisdiction, (iii) is not subject to any financial or restrictive covenants under the Transaction Document, (iv) the Maximum Amount is substantial relative to the net asset value of the Holder and the net asset value of the Holder is subject to the risks of substantial redemptions within a limited period of time, (v) is subject to credit risks with respect to certain off-balance sheet commitments and/or guarantees, (vi) is engaged in derivative transactions which expose it to market, operational, and counterparty risks, and (vii) may invest a significant portion of its net asset value in illiquid assets which could adversely affect its financial health and its ability to generate sufficient cash flow to satisfy its outstanding debt Obligations, including its Obligations to pay the Premium (if any) under the Transaction Document.

		•	The Holder is not independently rated by any third parties, therefore, there is no way to ascertain the credit risks involved or the creditworthiness of the Holder.
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There is no assurance or guarantee that the Holder has the ability to honor its Obligations under the Transaction Document. If the Holder becomes insolvent or defaults on the Obligations under the Transaction Document, the Grantor can only claim as an unsecured creditor against the Holder.

Risks Relating to Prime Brokers, Broker-Dealers and Custodians	:	•
Under certain circumstances, legal and beneficial title to assets held by financial institutions for the Holder may be transferred to the relevant financial institution. Moreover, any cash of the Holder held or received by or on behalf of a prime broker, broker-dealer or custodian may not be treated as client money. In the event of the insolvency or fraud of any of such counterparties, the Holder may not be able to recover the equivalent assets and/or cash in full or at all.

Risks Relating to Securities Lending	:	•
The Holder may lend the Option Securities to attempt to increase income through the receipt of interest on the loan. The Holder may lend securities not only to third parties (such as banks, broker-dealers or other financial institutions) but also to the Group and clients of the Group (including Group Accounts). Such loans may, but are not required to, be secured by cash, securities and/or other collateral.

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Securities lending involves counterparty risk, including the risk that the loaned Option Securities may not be returned or returned in a timely manner and/or at a loss of rights in the collateral if the borrower or the lending agent defaults or fails financially. This risk is increased when the Holder’s loans are concentrated with a single or limited number of borrowers. Should the borrower of Option Securities fail to return securities lent by the Holder, there is a risk that the collateral received, if any, may be realized at a value lower than the value of the Option Securities lent out, whether due to inaccurate pricing of the collateral, adverse market movements in the value of the collateral, a deterioration in the credit rating of the issuer of the collateral, or the illiquidity of the market in which the collateral is traded.

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The Holder may reinvest the cash collateral received from borrowers. There is a risk that the value or return of the reinvested cash collateral may decline below the amount owed to those borrowers, and those losses may exceed the amount earned on lending the securities. Accordingly, if the borrower of securities defaults on its obligation to return such loaned Option Securities because of insolvency or otherwise, the Holder may lose the entire value of the securities it lends to defaulting borrower.

Suspensions of Trading and/or Market Making	:	•
The method and timing of liquidating Option Securities are critical elements of maximizing returns. In general, investments in Option Securities which are listed or dealt in on a stock or futures exchange or a regulated market or regularly traded OTC may be liquidated by the Holder through sales on the relevant stock or futures exchange or regulated market or traded OTC. However, each stock or futures exchange or regulated market typically has the right to suspend or limit trading in all securities or instruments which it lists or deals in. Moreover, from time to time, the Holder may only be able to trade at “extreme” prices (for example, where it is only able to sell at distressed prices or cover a short position at extremely high prices) as a result of illiquidity in the relevant market. In addition, in some circumstances, the counterparties with which the Holder trades may cease making markets or quoting prices in certain or all of the Option Securities traded by the Holder. In such instances, the Holder may not be able to liquidate positions, may not be able to enter into a desired transaction, or may not be able to enter into an offsetting transaction with respect to an open position, all or any of which might adversely affect its performance and expose the Holder to losses.

Significant Use of Leverage	:	•
The Holder has complete discretion to leverage its investment positions by trading on margin, borrowing funds from banks, broker-dealers or other financing institutions and pledging assets in connection therewith. It may also use derivatives to leverage its capital. Under certain circumstances, a lender may demand an increase in the collateral that secures the Obligations of the Holder, and if the Holder is unable to provide additional collateral, the lender could liquidate assets, including the Option Securities, to satisfy those Obligations. Liquidation in that manner could have extremely adverse consequences, including sales at disadvantageous times and prices and the acceleration of tax consequences.

No Formal Investment Restrictions	:	•
The Holder will not be subject to any formal investment policies and restrictions under the Transaction Document, including restrictions on (without limitation) geographical, sectoral or situational focus, type of investment or instruments, control of investee Companies, investment size, diversification, leverage, liquidity and market exposure. Accordingly, the Holder is not required to diversify its holdings, and at times the Holder’s investments may have a high or even completely concentrated in certain types of positions or in a single security or entity.

Risks Relating to Financial Instruments and Asset Classes
Equity Securities	:	•
The risks associated with investments in equity securities include fluctuations in market prices and events adversely affecting a specific issuer and the fact that equity interests are subordinate in the right of payment to other corporate securities, for example, debt securities.

Depository Receipts	:	•
Investment into a given country may be made via direct investments into that market or by depository receipts (such as American Depository Receipts, European Depository Receipts, Global Depository Receipts and Taiwan Depository Receipts) traded on other international exchanges in order to benefit from increased liquidity in a particular security and other advantages.

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The Holder may invest in securities which are represented by depositary receipts. The Holder may acquire depository receipts from banks that do not have a contractual relationship with the issuer of the security underlying the depository receipt to issue and secure such depository receipt. To the extent that the Holder invests in such unsponsored depository receipts there may be a possibility that the Holder may not become aware of events affecting the underlying security and thus the value of the related depository receipt. In addition, certain benefits (i.e. rights offerings) which may be associated with the security underlying the depository receipt may not accrue to the benefit of the holder of such depository receipts.

Equity Warrants	:	•
An equity warrant allows an investor the right to subscribe for a fixed number of ordinary shares at a pre-determined price on a future date or during a fixed period of time. Since the price of the warrants is generally substantially less than the price of the share itself, an increase in the share price will generally cause a disproportionate increase in the value of the warrant. On the other hand, a fall in the share price may cause a disproportionate decrease in the value of the warrant and in some cases, such a fall in share price may cause a warrant to become valueless. The use of warrants by the Holder will, therefore, usually mean that the value of the Option Securities will increase or decrease at a greater rate than would have been the case if the relevant investment had actually been made in the shares underlying the relevant warrants.
Convertible Securities	:	•
Convertible securities are generally debt securities or preferred stocks that may be converted into common stock. Convertible securities typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible security’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. Since it is convertible into common stock, the convertible security generally has the same types of market and issuer risk as the underlying common stock. Convertible securities that are debt securities are also subject to the normal risks associated with debt securities, such as interest rate risks, credit spread expansion and ultimately default risk, as discussed below. Convertible securities are also prone to liquidity risk as demand can dry up periodically, and bid/ask spreads on bonds can widen significantly.

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An issuer may be more likely to fail to make regular payments on a convertible security than on its other debt because other debt securities may have a prior claim on the issuer’s assets, particularly if the convertible security is preferred stock. However, convertible securities usually have a claim prior to the issuer’s common stock. In addition, for some convertible securities, the issuer can choose when to convert to common stock, or can “call” (redeem) the convertible security, which may be at times that are disadvantageous for the Holder.

Debt Securities Generally	:	•
The Holder may invest in debt securities, including bonds, commercial paper and “higher yielding” (and, therefore, higher risk) debt securities. No minimum rating is required for the debt securities acquired by the Holder. Debt securities are subject to the risk of an issuer’s or a guarantor’s inability to meet principal and interest payments on the obligation (credit risk) and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (market risk). The timing of purchase and sale transactions in debt Obligations may result in capital appreciation or depreciation because the value of debt Obligations generally varies inversely with prevailing interest rates. The Holder will consider both credit risk and market risk in making investment decisions under the Transaction Document.

Derivative Instruments Generally	:	•
The Holder may use a variety of financial instruments such as derivatives, warrants, options, swaps, caps and floors, convertible securities, notional principal contracts, contracts for differences, forward contracts, futures contracts and options and any combination thereof, both for investment purposes and for risk management purposes.

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Derivatives are financial instruments or arrangements in which the risk and return are related to changes in the value of other assets, reference rates, or indices. The use of derivative instruments involves a variety of material risks, including (without limitation): (i) the risks that the Holder is unable to anticipate changes in the underlying assets, reference rates, or indices which are critical to the Holder’s ability to profit or avoid risk through investment or trading in derivatives; (ii) the extremely high degree of leverage often embedded in such instruments; (iii) material and prolonged deviations between the actual and the theoretical value of a derivative, due to, e.g., nonconformance to anticipated or historical correlation patterns; (iv) in the case of exchange traded derivative instruments, the risk of suspension or limitation on trading imposed by the relevant securities exchange or commodities contract market which would render it difficult or impossible as well as costly for the Holder to liquidate positions; (v) to the extent that derivative instruments are utilized for hedging purposes, the risk of loss may be increased where the value of the derivative instrument and the value of the security or position which it is hedging are insufficiently correlated; and/or (vi) to the extent that the Holder uses derivatives as an investment instrument rather than for hedging purposes, any loss on the derivative investment will not be offset by gains on another hedged investment and the Holder will therefore be directly exposed to the risks of that derivative.

OTC Derivative Transactions Generally	:	•
In addition to exchange-traded derivative instruments, the Holder may enter into transactions (involving or relating to, among other things, interest rates, currencies or securities, including swaps and contract for differences) that are effected through OTC or “interdealer” markets and other unregulated private markets. Such transactions are individually and privately negotiated, non-standardized agreements between two counterparties and are not traded on exchanges; rather banks and dealers typically act as principals in these markets. Whereas exchange-traded transactions are generally backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries, transactions entered directly between two counterparties may not benefit from such protections and expose the parties to the risk of counterparty default. As a result, transactions effected through OTC or “interdealer” markets and other unregulated private markets may involve risks which differ materially from and in addition to those applicable to exchange-traded derivative instruments, including (without limitation): (i) risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem; (ii) such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Holder has concentrated its transactions with a single or small group of counterparties; (iii) lack of governmental regulation and supervision of transactions in the OTC market; (iv) unavailability of many of the protections afforded to participants on some organized exchanges, such as the performance guarantee of an exchange clearinghouse, in connection with OTC transactions; (v) the risk of the negotiated price deviating materially from fair value is substantial, particularly when there is no active market available from which to derive benchmark prices; (vi) to the extent that the derivatives are valued on the basis of dealers’ pricing of these instruments, the price at which dealers value a particular derivative and the price which the same dealers would actually be willing to pay for such derivative should the Holder wish or be forced to sell such position may be materially different; and/or (vii) the potential illiquidity of the markets for OTC derivative instruments which can make it difficult as well as costly for the Holder to close out positions in order either to realize gains or to limit losses. The Holder is not restricted from dealing with any particular counterparty or from concentrating any or all transactions with one counterparty. The ability of the Holder to transact business with any one or number of counterparties, the lack of any meaningful or independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses.

Options	:	•
The Holder may purchase or sell (“write” or “grant”) options. Transactions in options are highly speculative and may entail risks that are greater than the risks associated with investing in other securities. Selling an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. To the extent the Holder sells options and must deliver the underlying securities at the option price, the Holder has a theoretically unlimited risk of loss if the price of such underlying securities increases. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obliged either to settle the option in cash or to acquire or deliver the underlying investment. If the Holder must buy those underlying securities, the Holder risks the loss of the difference between the market price of the underlying securities and the option price. Any gain or loss derived from the sale or exercise of an option will be reduced or increased, respectively, by the amount of the premium paid.

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To the extent the Holder purchases options, the risk is limited to the amount of the original amount for the purchase of the option plus transaction costs. However, an investment in an option may be subject to greater fluctuation than in an investment in the underlying securities.

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The Holder may buy or sell OTC options (options that are not traded on a securities exchange and are not issued or cleared by an internationally recognized clearing corporation). OTC options also involve counterparty solvency risk. The risk of nonperformance by the obligor on such an option may be greater, and the ease with which the Holder can dispose of such an option may be less, than in the case of an exchange-traded option issued by an internationally recognized clearing corporation.

Futures	:	•
Transactions in futures are highly speculative and may entail risks that are greater than the risks associated with investing in securities. Futures markets are highly volatile and are influenced by factors such as changing supply and demand relationships, governmental, exchange and regulatory authority programs and policies, national and international political and economic events and changes in interest rates. The Holder may participate in market price fluctuations of securities or commodity interests underlying futures, while investing only a small percentage of the value of those underlying securities or commodity interests. As a result, a relatively small price movement in a futures contract will have a proportionately larger impact which may work for or against the Holder. The placing of certain orders which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders.

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Futures positions are marked to the market each day and variation margin payments must be paid to or by the Holder. If the market moves against the Holder’s position or margin levels are increased, the Holder may be called upon to pay substantial additional funds on short notice to maintain its position. If the Holder fails to make such payments, its position could be liquidated at a loss, and the Holder would be liable for any resulting deficit in its account.

Credit Default Swaps and Other Credit Derivatives	:	•
The Holder may make investments in credit default swaps, total rate of return swaps or other credit derivatives. These transactions generally provide for the transfer from one counterparty to another of certain credit risks inherent in the ownership of a financial asset such as a bank loan or a high-yield debt security. For example, loan credit default swaps are similar to credit default swaps on bonds, except that the underlying protection is sold on syndicated secured loans of a reference entity rather than a broader category of bonds or loans. Buyers of protection pay a fixed coupon agreed at time of trade, and receive compensation on the principal if the entity named on the contract defaults on its secured debt. The compensation will be par minus recovery either via the protection seller paying par in return for gaining possession of the loan or via cash settlement. The credit risks of a financial asset to be transferred include, among other things, the risk of default and insolvency of the obligor of such asset; the risk that the credit of the obligor or the underlying collateral will decline or that credit spreads for like assets will change (thus affecting the market value of the financial asset). The transfer of credit risk pursuant to a credit derivative may be complete or partial, and may be for the life of the related asset or for a short period.

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Credit derivatives may be used as a risk management tool for a pool of financial assets, providing the Holder with the opportunity to gain exposure to one or more reference Obligations without actually owning such assets in order, for example, to reduce a concentration risk or to diversify the investment portfolio. Conversely, credit derivatives may be used to reduce exposure to an owned asset without selling it in order, for example, to maintain relationships with clients, to avoid difficult transfer restrictions, manage illiquid assets or hedge declining credit quality of the financial asset.

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The use of leverage will significantly increase the sensitivity of the market value of the credit default swaps, total rate of return swaps or other credit derivatives to changes in the market value of the reference Obligations. The reference Obligations are subject to the risks related to the credit of the underlying obligors. These risks include the possibility of a default or bankruptcy of the obligors or a claim that the pledging of collateral to secure a loan constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the obligors or nullified under applicable Laws.

Credit Linked Securities	:	•
The Holder may invest in credit linked securities, which are securities with an embedded credit default swap allowing the issuer to transfer a specific credit risk to credit investors. Under this structure, the coupon or price of the securities is linked to the performance of a reference asset. Risk-linked instruments do not have a net asset value in any conventional sense, but rather are valued based on an assessment of the likelihood of the insured event occurring. These instruments are subject to the “jump” risk of becoming suddenly worthless if such an event does, in fact, occur.

Structured Products Generally	:	•
The Holder may invest in structured products. Structured products are subject to the risks associated with the underlying market or security, and may be subject to greater volatility than direct investments in the underlying market or security. Moreover, investing in structured products may entail a variety of unique risks, including (without limitation) prepayment risks, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk. In addition, the performance of a structured product will be affected by a variety of factors, including the level and timing of payments and recoveries on and the characteristics of, the underlying collateral, the remoteness of those assets from the originator or transferor and the adequacy of, and the ability to realize upon, any related collateral.

Certain Risks Relating to Valuation of Option Securities
Determinations of Valuation by Holder are Conclusive	:	•
The Designation Price and the De-designation Price of each Option Security shall be determined by the Holder (in its absolute and sole discretion) in accordance with the relevant valuation principles set forth hereunder. The Holder is not required to have such valuations independently determined. Absent bad faith or manifest error, the Holder’s determinations are conclusive and binding on the Grantor.

Discretion to Use “Fair Value” Concept or Other Valuation Methods and/or Principles	:	•
The Option Securities may combine both structured and privately negotiated transactions and/or other illiquid assets and marked-to-market positions. The valuation of marked-to-market positions will typically be by reference to their quoted, listed, traded or market dealing prices. However, when no market exists for an investment or when the Holder determines that the market price does not fairly represent the value of the Option Security, the Holder may (in its absolute and sole discretion) value such Option Security using the “fair value” concept or apply alternative valuation methods and/or adopt additional valuation principles as it reasonably determines.
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In the case of structured and privately negotiated transactions and other illiquid, non-readily marketable positions where no transactions are being effected, fair value must be determined by using techniques including (without limitation) soliciting bids, the use of models and surveying the valuations of comparable assets. Such techniques can at best only yield approximate fair values and in certain cases may be materially inaccurate (although implemented diligently and in good faith. The involvement of the Holder in the calculation process should not be equated with a representation or guarantee as to realizable value. There can be no assurance that “fair value” estimates are accurate or that the “fair value” of such investments will be fully realizable upon ultimate disposition and the differences could be material.

Potential Material Economic Detriment	:	•
The Designation Price and De-designation Price of certain Option Securities, Economic Detriment especially illiquid and non-readily marketable positions, on any given point in time as determined by the Holder (in its absolute and sole discretion) may be inexact and may not always reflect the precise value of the relevant Option Securities at any given point in time. The inherent potential discrepancies between “fair value” and realization value may result in a material economic detriment for the Grantor. For example, certain illiquid Option Securities may become worthless after the Holder exercises the Put Option requiring the Grantor to purchase such Option Securities at a significant fair value. The converse could also be the case. For example, the realization value of certain illiquid Option Securities may be significantly higher than the “fair value” used by the Holder to calculate the Cash Settlement Amount upon the Holder’s exercise of the Cash Settlement Option. A valuation based on “fair value” may not always coincide with, and therefore may be higher or lower than, the price at which the relevant Option Securities could be sold and/or valued at a later valuation point. As a result, the Holder will have a conflict of interest with the Grantor when determining the Designation Price and/or De-designation Price, from time to time.

Operational Risks
Corporate Action	:	•
From time to time, the issuer of an Option Security may initiate a corporate action relating to that security. Certain corporate actions are voluntary, meaning that the Holder may only participate in the corporate action if it elects to do so in a timely fashion. Participation in certain corporate actions may enhance the value of an Option Security. In cases where the Holder receives sufficient advance notice from the custodian of a voluntary corporate action, the Holder will exercise its absolute discretion, in good faith, to determine whether the Holder will participate in that corporate action (due to information not being made available in a commercially reasonable manner for access). If the Holder does not receive sufficient advance notice of a voluntary corporate action, the Holder may not be able to timely elect to participate in that corporate action. Participation or lack of participation in a voluntary corporate action may result in a negative impact on the value of an Option Security.

Voting Rights and Share-Blocking	:	•
The Holder may (in its absolute and sole discretion) exercise or elect not to exercise all voting or other rights which may be exercisable in relation to the Option Securities. Certain Option Securities may be subject to “share-blocking”. This occurs when an Option Security is “frozen” in the custodian system to facilitate the exercise of voting or other rights by the relevant custodians acting as proxies of the persons beneficially entitled to those affected investments. Share-blocking typically takes place one (1) to twenty (20) days before an upcoming meeting of investors in the relevant investment. While the Option Securities are “frozen” they may not be traded. Therefore, in order to mitigate such illiquidity, the

Holder (or its agents) may refrain from exercising its voting rights in respect of those Option Securities which may be subject to “share-blocking”.
Trade Errors	:	•
The Holder reserves the right, depending on the circumstances, to decline to reimburse for any errors or mistakes of the Holder with respect to the Holder’s placement or execution of trades under the Transaction Document, as such errors may be considered by the Holder to be a cost of doing business. The Holder will (in its absolute and sole discretion) determine whether or not any trade error is required to be reimbursed. The Holder has an inherent conflict of interest with respect to the discovery and treatment of trade errors.

Non-Public Information	:	•
In connection with entering into an investment with an issuer (especially investments in structured and privately negotiated transactions), the Holder may from time to time come into possession of material inside information about such issuer and therefore it may be restricted from entering into securities transactions while in possession of material inside information regarding the issuer of the securities.

Restrictions on Investment	:	•
Certain of the countries in which the Holder may invest may impose restrictions or requirements on foreign investment or on the methods by which foreigners may invest in such countries and may impose costs and limitations in relation to the liquidation of such investments. Such restrictions and requirements may affect the ability of the Holder to invest in such countries and/or may impose additional Transaction Costs or Liabilities in connection with making such investment. Such restrictions may also affect the market price, liquidity and rights of securities. In addition, the repatriation of both investment income and capital is often subject to restrictions such as the need for certain governmental consents, and even where there is no outright restriction, the mechanics of repatriation may affect certain aspects of the operation of the Holder.

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For example, (i) foreign investors in Taiwan must, in general, obtain the status of a qualified foreign institutional investor or non-qualified foreign institutional investor with the Taiwan Securities and Futures Commission, and (ii) foreign investors in certain classes of domestic securities in China must, in general, obtain a Securities Investment License from the China Securities Regulatory Commission and be granted qualified foreign institutional investor status by the State Administration of Foreign Exchange or invest through a qualified foreign institutional investor facility of a third party.

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The Holder may (in its absolute and sole discretion) at times may make investments and/or hold positions through various special purpose vehicles (including in connection with short sales) or other investment entities and through escrow, trust, nominee or other intermediary arrangements if the Holder determines that utilizing such investment entities or intermediary arrangements would be commercially or tax efficient.

Governmental Intervention	:	•
The global financial markets have seen pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions.

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For example, the interim global prohibition on short-selling financial sector stocks imposed during the financial crisis in 2008 resulted in certain strategies becoming non-viable literally overnight. Short-selling is an integral component of many relative value alternative investment strategies which have little or no effect on the absolute price level of the underlying equities and should, accordingly, not be subject to the short-selling ban. However, such strategies were generally not exempted from the ban, causing dramatic losses for certain groups of investors.

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A number of countries imposed bans on the short-selling, typically on an “emergency” basis, making it impossible for numerous market participants either to continue to implement their strategies or to manage the risk of their open positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

Potential Adverse Changes in Laws or Regulations	:	•
The Laws applicable to the Parties, the Option Securities and the Transaction Document and their interpretation and application may also change from time to time. No assurance can be given that future legislation, administrative rulings or court decisions or changes to tax treaties will not adversely affect the operation of the Holder and/of the Calculation Agent and the tax and other consequences of investments in the Option Securities.

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The regulatory environment for hedge funds and the managers of hedge funds is evolving. Market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during the past decade have led to increased governmental as well as self regulatory scrutiny of the “hedge fund” and financial services industry in general. Certain legislation proposing greater regulation of the industry is considered periodically by the US Congress, as well as the governing bodies of non-US jurisdictions. It is impossible to predict what, if any, changes in the regulations applicable to the Holder and the markets in which it trade and invest or the counterparties with which it does business may be instituted in the future. Any such Laws could have a material adverse impact on the profit potential of the Option Securities, as well as require increased transparency as to the identity of the Grantor.